Exhibit 10.1

CONTRACT NUMBER: ETAME 450

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS [*****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Bareboat Charter World Carrier Offshore Services Corp. as Owner and VAALCO Gabon SA as Charterer
of the Floating Storage and Offloading System named 'Cap Diamant'
2021

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THIS BAREBOAT CHARTER is made on _______________ 2021

BETWEEN:

(1)WORLD CARRIER OFFSHORE SERVICES CORP., a company incorporated in the Marshall Islands and having its principal office at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, MH96960 , Marshall Islands (the "Owner"); and

(2)VAALCO GABON SA, a company incorporated in the Gabonese Republic and having its registered office at Zone Industrielle OPRAG – Nouveau Port, the Gabonese Republic (the "Charterer").

Owner and Charterer shall be individually referred to as "Party" and together referred to as "Parties".

WHEREAS

(A)The Owner has agreed to perform the Work (as defined below) in relation to the adaptation and fit out of its vessel FSO 'Cap Diamant', in compliance with the Charterer's specifications set out in schedule 2 – Technical Specifications, for use by the Charterer as a floating storage and offloading facility to store and offload Crude Oil (as hereinafter defined) at the Etame Marin Block offshore the Gabonese Republic ("Field").

(B)The Owner represents and warrants to the Charterer that it has all the management, supervision, skilled and experienced workforce, facilities, plant and equipment and other resources required to execute and complete the Work, and is able to supply the FSO in accordance with the terms of this Charter.

(C)The Charterer wishes to charter the FSO for use in, and in connection with, its operations at the Field and in respect of hydrocarbons produced from the Field and any other field, on the terms set out in this Charter.

(D)Contemporaneously with the execution of this Charter, the Charterer and the Operator have entered into the Operating Agreement, pursuant to which the Operator shall operate and maintain the FSO on the terms as described therein.

NOW, THEREFORE, IT IS AGREED that the Owner shall let and the Charterer shall hire the FSO by way of bareboat charter on the following terms and conditions:

1.DEFINITIONS AND CONSTRUCTION

1.1In this Charter, each of the following terms shall have the meaning given in this clause unless the context otherwise requires:

"Affiliate" means, in relation to a person, a company, partnership or other legal entity which controls, is controlled by, or which is under common control with, that person, and "control" means the ownership, directly or indirectly, of fifty per cent (50%) or more of the voting rights in a company, partnership or other legal entity;

"Applicable Codes and Standards" means:

(a)the codes and standards referred to in this Charter, together with any codes, standards, or requirements addressed in any Applicable Law;

(b)all requirements of a Classification Society from time to time; and

(c)the terms of this Charter,

all of which shall collectively govern (i) the performance of the Work and (ii) the service of the FSO under this Charter.  In the event of any inconsistency or conflict between Applicable

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Codes and Standards, the strictest requirement shall govern, unless the Charterer instructs otherwise in writing;

"Applicable Laws" means all international (including region-wide), national, federal, state, provincial, and local laws including statutes, decrees, edicts, codes, orders, judgments, judicial decisions, rules, ordinances, proclamations, by-laws, regulations, and executive orders of, and the terms of any licenses, leases, rights of way, Permits, or authorizations issued by, any international (including region-wide), national, federal, state, provincial or local or other duly constituted Governmental Authority that are applicable to the Work, the Site, the FSO, and the persons in relation to whom the term is used;

"Business Day" means a day throughout which banks are open for business in New York, London and the Gabonese Republic;

"Change" means an instruction given by the Charterer to provide additional goods, or equipment, or to make a modification to the FSO or the manner in which the FSO system is employed; or a change in any or all of the Work;

"Change in Law" shall have the meaning given to it in clause  15;

"Change Order" shall have the meaning given to it in clause 9.2;

"Change Order Proposal" shall have the meaning given to it in clause 9.1;

"Charter" means this Bareboat Charter, together with the schedules;

"Charterer Group" means the Charterer, each of the Co-venturers, its and their Affiliates, and its and their subcontractors at all levels, but shall not include any member of the Owner Group;

"Charterer Facilities" has the meaning given to it in clause 18.3(a);

"Charterer Performance Security" has the meaning given to it in clause 30.1;

"Classification Society" means DNV, the American Bureau of Shipping, Nippon Kaiji Kyokai (ClassNK), Lloyd's Register, or such other body as may from time to act as the provider of relevant technical and classification services in connection with the FSO and the operations contemplated in this Charter;

"Code of Business Conduct and Ethics" means the policies of the Charterer and the Owner set out in schedule 13 –  Code of Business Conduct and Ethics;

"Compulsory Acquisition" shall have the meaning given to it in clause 24.2;

"Co-venturer" means each party from time to time to the Etame Marin JOA (including the Charterer, as the context so requires) or any other person with an interest in the Field which at the date of this Charter means VAALCO Gabon SA, Addax Petroleum Holdings Ltd,  PetroEnergy Resources Corporation and Tullow Oil Gabon SA, and "Co-venturers" shall means all of them;

"Crude Oil" means crude oil produced from the Field having the characteristics set out in the Technical Specifications;

"Custody Transfer Metering System" means the custody transfer metering system for the metering of Crude Oil, as described in schedule 2 - Technical Specifications;

"Delay LDs" means liquidated damages payable by the Owner in accordance with clause 3.2;

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"Demobilisation Plan" means the plan prepared by the Owner and approved by the Charterer for demobilisation of the FSO as set out in schedule 2 - Technical Specifications;

"Early Termination Payment" has the meaning given in schedule 6 – Schedule of Rates;

"Environmental Law" means all international (including region-wide), national, federal, state, provincial, and local laws (including statutes, decrees, edicts, codes, orders, judgments, judicial decisions, rules, ordinances, proclamations, by-laws, regulations, and executive orders pertaining to prevention of pollution, protection of the environment (including natural resources), remediation of contamination or restoration of environmental quality, or occupational health and workplace safety, that apply with respect to any obligation or activities related to this Charter;

"Etame Marin JOA" means the joint operating agreement in respect of the Etame Marin field, offshore the Republic of Gabon, dated 4 April 1997 as amended, restated or novated from time to time;

"Extended Term" shall have the meaning set out in clause 6.2;

"Field" shall have the meaning set out in recital (A);

"Flag" means the flag of Panama,  or any other country agreed between the Parties, being the flag under which the FSO is registered;

"Force Majeure" has the meaning given to it in clause 26.2;

"Force Majeure Rate" has the meaning set out in schedule 6 – Schedule of Rates;

"FSO" means the floating storage and offloading facility, and the associated Mooring System, to be delivered to the Charterer (and installed, in the case of the Mooring System) following the Work by the Owner;

“FSO Delivery Window” means [*****];

"FSO Final Acceptance" means that the Owner has successfully fulfilled the criteria set out in this Charter with respect to (i) completion of the Work,  (ii) delivery to Charterer of all final documentation and other deliverables specified in this Charter,  (iii) arrival of the FSO at the Site and (iv) FSO has received oil for a continuous period of 24 hours (the 24 Hour Performance Test);

"FSO Final Acceptance Certificate" means the certificate issued by the Charterer substantially in the form set out in schedule 9 – Form of Certificates to document the Owner's representation and the Charterer's acceptance that FSO Final Acceptance has been achieved;

“FSO Final Acceptance Window” means [*****];

"FSO Provisional Acceptance" means the delivery of the FSO to the Charterer and issuance, actual or deemed, of the FSO Provisional Acceptance Certificate in accordance with clause 2;

"FSO Provisional Acceptance Certificate" means the certificate issued by the Owner and accepted by the Charterer substantially in the form set out in schedule 9 – Form of Certificates to document the Owner's representation and the Charterer's acceptance that FSO Provisional Acceptance has been achieved;

"FSO Ready for Sailaway" means that the Owner has successfully fulfilled the conditions detailed in this Charter with respect to FSO Ready for Sailaway;

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"FSO Sail Away Certificate" means the certificate issued by the Owner and countersigned by representation and the Charterer's acceptance that FSO Ready for Sailaway has been achieved;

"Gabon Government" means the Government of the Gabonese Republic or any ministry, bureau, agency, department, office or other organisation of such Government or any local Governmental authority of the Gabonese Republic that has jurisdiction or authority over the Site or the Field;

"Good Engineering and Construction Practices" means the generally accepted practices, methods, skill, care, techniques, and standards employed by reputable and professional engineering and construction contractors with respect to: (i) engineering, procurement, and construction activities; (ii) personnel and property safety and health and environmental protection; and (iii) the exercise of the degree of expertise, expedition, diligence, integrity, knowledge, and foresight which would be expected of such contractors when undertaking performance of work similar in nature to the Work addressed in this Charter;

"Good Oilfield Practice" means the generally accepted practices, methods, skill, care, techniques, and standards employed by reputable and professional offshore oilfield operators and contractors with respect to: (i) technical, maritime, engineering, production and construction activities; (ii) personnel and property safety and health and environmental protection; and (iii) the exercise of the degree of expertise, expedition, diligence, integrity, knowledge, and foresight which would be expected when undertaking activity addressed in this Charter;

"Governmental Authority" means the Government of any country, province, region, state, or territory, or any political subdivision thereof, claiming, having, or exercising jurisdiction over Charterer, any of the members of Owner Group, any Worksite, or the Work, the Gabon Government and including all agencies, instrumentalities, and political subdivisions of, and entities controlled or commissioned by, any such Government; any judicial, executive, legislative, administrative, or regulatory body of any Government or political subdivision thereof; and any official of any of the foregoing;

"Group" means the Owner Group or the Charterer Group, as the case may be;

"Hazardous Materials" means (a) petroleum or petroleum products and any fractions or derivatives thereof, natural or synthetic gas and any fractions or derivatives thereof (including condensate), asbestos and polychlorinated biphenyls; (b) any substances defined as or included in the definition of "hazardous wastes", "hazardous materials", "hazardous substances", "extremely hazardous substances", "restricted hazardous wastes", "special wastes", "toxic substances", "toxic chemicals", "toxic pollutants", "contaminants" or "pollutants" or words of similar import under any Environmental Law; (c) radioactive materials, substances and waste; and (d) any other substance the handling, disposal, storage and/or transportation of, or exposure to, which is regulated under any Environmental Law;

"Hire" shall refer to the period set out in clause 13.2;

"Hire Rate" shall have the meaning given to it in clause 13.1;

"Hire Payment Date" means the date on which a payment in respect of Hire falls due under clause 13.3;

"HSE Requirements" has the meaning in clause 37.1(a);

"Initial Term" shall have the meaning set out in clause 6.1;

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"Instruction to Proceed" means a written instruction given by Charterer in accordance with clause 9.7 instructing Owner to proceed with performance of Work in the manner specified by Charterer in the Instruction to Proceed;

"Key Personnel" has the meaning in clause 36.5;

"Letter of Quiet Enjoyment" means a Letter of Quiet Enjoyment in substantially the same form as attached in schedule 7 – Letter of Quiet Enjoyment hereto;

"Milestones" means the key, identifiable stages in the progress of the Work that are prescribed as "milestones" in schedule 1 – Project Schedule;

"Milestone Completion Dates" means the dates set out in schedule 1 – Project Schedule by which a particular Milestone must have been achieved;

"Mooring System" means the mooring system for use by the FSO (as more particularly described in schedule 2 – Technical Specifications), as installed by the Owner prior to the first day of the FSO Delivery Window in accordance with clause 2.2;

"Notice of Readiness" means the notice issued to the Charterer, during or in respect of the FSO Delivery Window, that the FSO is ready for hook-up to the Mooring System and the Charterer's Riser Systems pursuant to clause 2.4;

"O&M Rate" means the Operating Fee as referred to in the Operating Agreement;

"Operator" means World Carrier Offshore Services Corp., or its nominated Affiliate, who has been appointed by the Charterer and approved by the Owner to operate the FSO under the Operating Agreement, or any replacement thereof appointed in accordance with the terms of this Charter and/or the Operating Agreement;

"Operating Agreement" means the agreement to be entered into between the Charterer and the Operator prior to or contemporaneous with the execution of this Charter, for the operation and maintenance of the FSO;

"Owner Group" means the Owner, its Affiliates and subcontractors at all levels, but shall not include any member of the Charterer Group;

"Owner HSE Policy" has the meaning in clause 37.1(b);

"Owner Performance Security" means the guarantee provided by or on behalf of the Owner in favour of the Charterer, substantially in the form set out in schedule 8 – Form of Guarantee or such other form of collateral as the Charterer agrees to in writing;

"Performance Standards" means (a) the export pumping rate; (b) the functioning of the Custody Transfer Metering System; (c) the requirement relating to the heating of the cargo of the FSO; (d) loading rates (including associated and upset produced water rates), (e) offloading, (f) sufficient accommodation to house Charterer Group personnel or personnel of the Gabon Government from time to time, and any and all other standards and requirements as set out in schedule 2 – Technical Specifications;

"Permit" means any valid waiver, certificate, approval, consent, licence, exemption, permission, authorisation or similar order or authorisation from any Governmental Authority required to be maintained in connection with the Site or the Work;

"Permitted Encumbrances" means (a) liens for current master's and crew's wages and salvage, and (b) a mortgage in favour of a member of the Owner's Group or a financier to the Owner's Group of the FSO where the relevant lenders have executed a Letter of Quiet Enjoyment pursuant to clause 16.3 and schedule 7 – Letter of Quiet Enjoyment, and any security assignments in favour of those parties;

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"Personnel" means the officers, managers, directors, employees, representatives, agents or invitees of the relevant Party;

"Project" means the reconfiguration of the Field for use with an FSO, including the life extension and refurbishment of the FSO for utilisation in the Field and in respect of hydrocarbons produced from the Field and any other field;

"Project Schedule" shall mean a schedule comprising a critical path representation of the total scope of Work in accordance with schedule 1 – Project Schedule, necessary for planning and executing all aspects of the Work and includes any revision thereto that is approved by Charterer and formalised by a Change Order pursuant to clause 9;

"Punchlist" means a list of repairs, updates and other measures agreed by the Parties and to be completed by the Owner following Delivery in order to correct defects and deviations in the FSO;

"Purchase Price" means the purchase price for the FSO set out in schedule 11 – Calculation of Purchase Price Part A – Purchase Option or Part B - Owner's Event of Default, as the context so requires;

"Redelivery" means the redelivery of the FSO by the Charterer to the Owner under clause 19;

"Requisition for Hire" shall have the meaning given to it in clause 24.1;

"Riser Systems" means the Charterer's risers and other subsea equipment;

"Sale and Purchase Agreement" means a sale and purchase agreement in the form set out in schedule 12 – Sale and Purchase Agreement;

"Site" means the location at which the FSO is to be moored in the Field;

"Start Date" means the date of issuance by the Charterer of the FSO Final Acceptance Certificate;

"Subcontractor" means any person to whom either Party has subcontracted any of its obligations under this Charter in accordance with clause 32.1 but shall not include any member of the Owner Group or the Charterer Group nor the Operator;

"Technical Specifications" means the technical specifications of the FSO contained in schedule 2 – Technical Specifications;

"Term" means the period being the date of this Charter first written above until the earlier to occur of (a) the termination of this Charter in accordance with its terms and (b) the expiration of the Initial Term, any Extended Term, and the Redelivery of the FSO;

"Term SOFR" means the forward-looking term rate based on SOFR that has been selected or recommended by the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York or any successor thereto;

"Third Party" means a person who is not part of the Charterer Group or the Owner Group;

"Total Loss" shall mean the actual total loss of the FSO, or any event which, in the opinion of its insurer(s) under the hull and machinery policies, renders the FSO to be a constructive, compromised or arranged total loss for the purposes of such policies;

"US Dollar LIBOR" means (a) the three-month US Dollar LIBOR rate of interest by reference to the Reuters Page LIBOR01 (or on any successor or substitute page of such

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service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service as reasonably determined by the Owner from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) and (b) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for and reasonably approximating the then-current three-month US Dollar LIBOR rate (which may include Term SOFR) that has been reasonably selected by the Charterer as the replacement for the reference the three-month US LIBOR rate;

"US Dollars" and "US$" means the lawful currency of the United States of America;

"Wilful Misconduct" means an intentional or reckless disregard by senior managerial personnel of Good Oilfield Practice or any of the terms of this Charter in utter disregard of avoidable and harmful consequences but shall not include any act, omission, error of judgement or mistake made in the exercise in good faith of any function, authority or discretion vested in or exercisable by such senior managerial personnel and which in the exercise of such good faith is justifiable by special circumstances, including safeguarding of life, property or the environment and other emergencies;

"Work" means all engineering and design, procurement, construction, installation, refurbishment, adaptation, commissioning, testing and other work in relation to the FSO, including everything, whether or not specifically mentioned in this Charter, that needs to be done by or on behalf of the Owner in order for the Owner to fulfil all its duties, obligations and responsibilities under and in accordance with this Charter;

"Worksite" means any location at which Work is performed;

"Work Product" means all results of Work and any and all documents, plans, drawings specifications, records, or other manifestations of efforts of any member of the Owner's Group prepared pursuant to this Charter; and

"24 Hour Performance Test" has the meaning in schedule 2 – Technical Specifications.

1.2In this Charter:

(a)references to, or to a provision of, a document or law are references to it as duly amended, amended and restated, modified or supplemented, after the date of this Charter;

(b)references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, after the date of this Charter;

(c)words denoting the singular number shall include the plural and vice versa;

(d)clause headings shall not affect the interpretation of this Charter;

(e)all references to "day" or "days" shall mean calendar days and all references to "months" shall mean consecutive calendar months according to the Gregorian Calendar;

(f)the words "include",  "includes",  ''including" "inclusive of'' shall mean "including but not limited to";

(g)"company" includes any partnership, joint venture and unincorporated association;

(h)"person" includes a  natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture or any other business organization, trust, union, association, entity or Governmental Authority (including any state, political sub-division of a state,  local or municipal authority or any international organisation);

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(i)each Party agrees to conduct the performance of its obligations under this Charter, at all times, in good faith;

(j)this Charter is the product of arm's length negotiations between the Parties represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Charter and are expressly waived.

1.3Precedence

(a)In the event of any inconsistency, conflict or ambiguity between the terms in the body of this Charter and any schedule attached hereto, the terms in the body of this Charter shall prevail and the terms of each schedule shall take precedence in the order in which such schedules are set out in this Charter, save that as between the schedules the provisions of schedule 13  – Code of Business Conduct and Ethics take precedence.

(b)If an inconsistency, conflict or ambiguity is discovered within the documents forming this Charter (or in other documents or data referred to within such documents) and this cannot be resolved by applying the order of priority or the highest standard as referred to above, the Party discovering it shall as soon as reasonably practicable notify the other Party. The Charterer shall issue to the Owner an instruction as to how to resolve the inconsistency, conflict or ambiguity, which instruction may give precedence to one provision in the Contract over another where the two are inconsistent.

2.CONTRACT SCHEDULE AND DELAYED PROGRESS

2.1General Obligations

(a)The Owner shall:

(i)perform the Work in accordance with the Project Schedule, including achieving each Milestone by the relevant Milestone Completion Date.  In advance of and during the course of the Work the Charterer shall be entitled to (A) participate in all planning sessions and meetings relating to the conduct of the Work and (B) have nominees at the Worksite, at the Charterer's cost, at all times; and

(ii)at all times comply with the Performance Standards.

(b)The Owner shall without undue delay notify the Charterer if at any time it should have cause to believe that it will be delayed in achieving completion of any Milestone or any other element of the Work. The Charterer shall also be entitled to notify the Owner that in its reasonable opinion it believes such delay will occur.

(c)The Owner shall, as soon as possible and in any event within three (3) days of its notification to the Charterer as described in clause  2.1(b), or after receipt of notification from the Charterer that in the Charterer's reasonable opinion it believes such delay will occur, communicate to the Charterer:

(i)the cause of the delay; and

(ii)its estimated effect on the attainment of the Milestone(s) and/or other element(s) of the Work; and

(iii)the measures which the Owner considers appropriate to avoid, recover or limit the delay.

(d)Such notification shall not release the Owner from any of its obligations under clause 2.1(a).

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(e)If the measures proposed or implemented by the Owner are insufficient to avoid, limit or recover the delay referred to in clause 2.1(a), then the Charterer may instruct the Owner to take such measures as the Charterer considers necessary to avoid, limit and/or recover the delay. Such measures shall be undertaken at the risk of the Owner and at the cost of the Owner, unless and to the extent that the Charterer's instruction amounts to a Change, in which case the provisions of clause 9 apply.

2.2Mooring

(a)The Owner shall provide and install the Mooring System in accordance with the Project Schedule and the Technical Specifications, including achieving each Milestone by the relevant Milestone Completion Date.  The commencement of the installation of the Mooring System will take place on a date mutually agreed between the Parties, with notification of intended lay-date communicated by the Owner to the Charterer at least ninety (90) days in advance of the proposed lay-date. For the avoidance of doubt and without prejudice to the Project Schedule, completion of the installation of the Mooring System will take place on or before the last day of the FSO Delivery Window. The Owner will be ready to access the Site on such date as is necessary for it to complete the installation of the Mooring System on or before the last day of the FSO Delivery Window and, for the avoidance of doubt, a failure to be ready to access the Site in good time shall not entitle the Owner to an extension of time pursuant to this Charter.  The Mooring System forms part of the Work.  The Owner shall be entitled, upon reasonable prior notice to the Charterer, to request the use of the Charterer's anchor handling vessel in support of the installation of the Mooring System provided that (i) the anchor handling vessel is not otherwise engaged in the Field and (ii) nothing in this clause 2.2(a) shall require the Charterer to procure or provide any such additional support beyond that which it has contracted at the time of request or at such time is at its disposal in-country nor shall the Charterer be required to procure support of a different nature or specification as compared with that which it usually procures.

(b)The Charterer will use reasonable endeavours to allow access to the Site to allow for installation of the Mooring System by the Owner prior to the first day of the FSO Delivery Window, provided such access is not required prior to 1 July 2022.  In the event of a failure by the Charterer to allow access to the Site to allow for installation of the Mooring System by the Owner, the Owner shall be entitled, strictly in respect of and strictly to the extent of any delay caused as a direct result of such failure to allow access, to (i) a time extension by way of a Change Order to the Project Schedule under clause 9 and (ii) the payment by the Charterer of the Hire Rate and O&M Rate for each full day (pro-rata for a part day) on which access to the Site is not allowed with such sums being payable in addition to the sums otherwise payable by the Charterer under the first invoice issued pursuant to clause 13.3.

2.3Sailaway

(a)Notwithstanding clause 2.1 the Owner shall achieve FSO Ready for Sailaway by the relevant Milestone Completion Date.

(b)The Owner shall provide separate written notices to Charterer not less than fifteen (15) and five (5) days prior to the date on which the Owner anticipates that FSO Ready for Sailaway will be achieved, in each case specifying such anticipated date.  When the Owner determines that FSO Ready for Sailaway has been achieved, the Owner shall deliver to the Charterer the FSO Sail Away Certificate. Within five (5) Business Days after receipt of the FSO Sail Away Certificate, the Charterer shall either:

(i)accept the FSO Sail Away Certificate and return a copy to the Owner counter-signed by the Charterer; or

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(ii)notify the Owner of how and in what respect FSO Ready for Sailaway has not occurred.

(c)If the Charterer delivers to the Owner a notice in accordance with clause 2.3(b)(ii), the Owner shall address all matters to which the notice refers, after which it may deliver a further FSO Sail Away Certificate, and the procedure set out in clause 2.3(b) shall be repeated until the Charterer accepts the FSO Sail Away Certificate in accordance with clause 2.3(b)(i) or any dispute regarding the progress of the Work is settled pursuant to clause 39.  The Charterer's issuance of the FSO Sail Away Certificate is not to be unreasonably withheld or delayed.

2.4FSO Provisional Acceptance

(a)Upon receipt by the Owner of a FSO Sail Away Certificate counter-signed by the Charterer pursuant to clause 2.3(b)(i), the Owner shall at its risk and expense bring the FSO to the Field.

(b)The Owner shall provide separate written notices to the Charterer not less than twenty-one (21), ten (10) and five (5) days prior to the date on which the Owner anticipates that it will be in a position to issue the Notice of Readiness to the Charterer upon arrival of the FSO at the Field, provided that (A) the FSO shall not unless otherwise agreed in writing arrive at the Field and the Owner shall not issue the Notice of Readiness prior to the relevant Milestone Completion Date (with, for the avoidance of doubt, the Notice of Readiness only being issued in or in respect of the FSO Delivery Window) and (B) for the avoidance of doubt, the FSO shall not be entitled to enter the Site (and therefore seek to commence the connection of the FSO to the Mooring System) earlier than the first day of the FSO Delivery Window.  Upon issue of the Notice of Readiness the FSO will be permitted to enter the Field, proceed to the Site and (i) the Owner will commence the connection of the FSO to the Mooring System and (ii) the Charterer will commence the connection of the FSO to the Charterer's Riser Systems.  The Owner shall obtain an interim class certificate for the FSO from the Classification Society and shall in a timely manner meet all requirements necessary to achieve:

(i)FSO Provisional Acceptance; and

(ii)readiness to receive and store Crude Oil in accordance with Good Oilfield Practice.

(c)The Owner shall (i) complete the connection of the FSO to the Mooring System and (ii) provide all reasonable assistance required to connect the FSO to the Charterer's Riser Systems. If there is any delay in either commencing or completion of the connection of the FSO to the Charterer's Riser Systems that is reasonably attributable to the Charterer, then the FSO Final Acceptance Window shall be extended only by the amount of time that is directly attributable to any delay caused by the Charterer and not, for the avoidance of doubt, in respect of any delay not attributable to the Charterer (whether or not the same is attributable to the Owner).    In the event of any qualifying extension, the Owner shall be entitled, strictly in respect of and strictly to the extent of any delay that is directly attributable to the Charterer, to the payment by the Charterer of the Hire Rate and O&M Rate for each full day (pro-rata for a part day) delay that is directly attributable to the Charterer with such sums being payable in addition to the sums otherwise payable by the Charterer under the first invoice issued pursuant to clause 13.3.

(d)When the Owner has met all the requirements to achieve FSO Provisional Acceptance, it shall issue an FSO Provisional Acceptance Certificate to the Charterer. Within forty-eight (48) running hours after receipt of the FSO Provisional Acceptance Certificate, the Charterer shall either:

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(i)accept the FSO Provisional Acceptance Certificate and return to the Owner a copy counter-signed by the Charterer; or

(ii)notify the Owner of how and in what respect the FSO Provisional Acceptance has not occurred.

(e)If the Charterer delivers to the Owner a notice in accordance with clause 2.4(d)(ii), the Owner shall (i) immediately address all matters relating to safety or Performance Standards and (ii) within one (1) month address all other matters to which the notice refers, and after complying with (i) it may deliver a further FSO Provisional Acceptance Certificate, and the procedure set out in clause 2.4(d) shall (whether or not such matters relate to safety or Performance Standards) be repeated until the Charterer issues an FSO Provisional Acceptance Certificate or any dispute regarding the progress of the Work is settled pursuant to clause 39.  The Charterer's issuance of the FSO Provisional Acceptance Certificate is not to be unreasonably withheld or delayed.

(f)If the FSO is not able to enter the Site for reasons attributable to the Charterer then the FSO Delivery Window and the FSO Final Acceptance Window shall be extended only by the amount of time that is directly attributable to any delay caused by the Charterer and not, for the avoidance of doubt, in respect of any delay not attributable to the Charterer (whether or not the same is attributable to the Owner).    In the event of any qualifying extension, the Owner shall be entitled, strictly in respect of and strictly to the extent of any delay that is directly attributable to the Charterer, to the payment by the Charterer of the Hire Rate for each full day (pro-rata for a part day) delay that is directly attributable to the Charterer with such sums being payable in addition to the sums otherwise payable by the Charterer under the first invoice issued pursuant to clause 13.3.

(g)Without prejudice to the Charterer's rights under clause 2.4, the Owner and Charterer shall cooperate to agree to a Punchlist for the FSO setting out all items requiring resolution or remedy by the Owner, which in the case of any matters relating to safety or Performance Standards shall require resolution or remedy by the Owner prior to issue of the FSO Final Acceptance.

2.5Final Commissioning and Testing

(a)Within fourteen  (14) days of the Charterer counter-signing the FSO Provisional Acceptance Certificate and in any event no later than the last day of the FSO Final Acceptance Window, the Owner shall:

(i)perform all remaining commissioning and testing of the FSO as required in order to achieve FSO Final Acceptance as set out in schedule 1 – Project Schedule save that commissioning and testing of the dual fuel boiler conversion and/or the dual fuel power generation may take place not later than the day that is three (3) months after the last day of the FSO Final Acceptance Window;

(ii)cooperate with the Charterer to carry out performance tests to demonstrate that the Custody Transfer Metering System has met the requirements of the Government;

(iii)provide all manuals and other documents that it is required to provide pursuant to the Technical Specifications; and

(iv)complete any Punchlist items relating to safety or Performance Standards, unless the period for completion of the Punchlist items has been extended by the mutual agreement of the Parties.

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(b)When the Owner reasonably considers that:

(i)all of the requirements set out in clause 2.5(a) have been achieved;

(ii)the Demobilisation Plan has been approved in accordance with schedule 2 – Technical Specifications; and

(iii)the FSO meets all the requirements of the Technical Specifications and of this Charter,

it shall give notice to the Charterer requesting the Charterer to issue the FSO Final Acceptance Certificate.

(c)Within seven (7) Business Days after receipt of the notice of request for the FSO Final Acceptance Certificate, the Charterer shall either:

(i)countersign and issue the FSO Final Acceptance Certificate to the Owner if the Charterer is satisfied that the requirements for FSO Final Acceptance have been met; or

(ii)notify the Owner of how and in what respect FSO Final Acceptance has not been satisfied.

(d)If the Charterer delivers to the Owner a notice in accordance with clause 2.5(c)(ii), the Owner shall address all matters to which the notice refers, after which it may deliver a further FSO Final Acceptance Certificate, and the procedure set out in clause 2.5(b) shall be repeated until the Charterer issues a FSO Final Acceptance Certificate or any dispute regarding the progress of the Work is settled pursuant to clause 39.    The Charterer's issuance of the FSO Final Acceptance Certificate is not to be unreasonably withheld or delayed.

(e)At the time of FSO Final Acceptance the Charterer shall purchase and reimburse the Owner (at actual cost, evidenced by suppliers' invoices, using a first in / first out inventory method) for all fuel on board the FSO at Delivery and the Owner shall purchase and reimburse the Charterer (at actual cost evidenced by suppliers' invoices) for all fuel on board the FSO at Redelivery.

3.FSO FINAL ACCEPTANCE WINDOW, START DATE AND DELAYS

3.1Extension of the FSO Final Acceptance Window

(a)The Owner may by written notice to the Charterer propose to extend the FSO Final Acceptance Window pursuant to a Change Order if and only to the extent FSO Final Acceptance is delayed by any of the following events:

(i)a Change instructed by the Charterer and agreed by the Owner in accordance with clause 9;

(ii)an event of Force Majeure, in which case strictly in respect of the period of the Force Majeure and provided that the Owner shall have complied with its obligations under clause 26 (where it is the Party affected by Force Majeure); or

(iii)any delay caused by the Charterer Group, in which case only by the amount of time that is directly attributable to any delay or prevention caused by the Charterer Group and not, for the avoidance of doubt, in respect of any delay not attributable to the Charterer Group (whether or not the same is attributable to the Owner), whether occurring before or within the FSO Final Acceptance Window (unextended).

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(b)If events described in clause 3.1(a)(i) or 3.1(a)(iii) result in the Owner incurring any additional costs prior to the Start Date, the Charterer shall either (i) pay the Owner the actual vouched costs incurred by the Owner as a direct result of the delay or (ii) issue a Change Order in accordance with clause 9, provided in each case that as a precondition to the Charterer's obligation to pay or issue a Change Order (as the case may be) the Owner shall have first notified the Charterer at the earliest opportunity (and in any event within three (3) Business Days of the Owner first becoming aware of the same) as to (i) the potential delay, including any impact on agreed timeframes or milestones, (ii) the costs proposed to be incurred by the Owner, and (iii) the reasons for the delay and/or costs proposed to be incurred.

3.2Delay LDs

(a)Subject to clause 3.2(e), if the Owner fails to achieve the Start Date on or before the last day of the FSO Final Acceptance Window, the Owner shall pay Delay LDs to the Charterer in an amount equal to the aggregate of [*****], such aggregate applying in respect of each day or part thereof that the Start Date occurs after the last day of the FSO Final Acceptance Window, such amounts to be payable monthly in arrears.

(b)If the Charterer requires payment in respect of Delay LDs pursuant to clause 3.2(a), it shall first serve notice to that effect to the Owner.  Provided that a notice has been served, the Charterer shall not be obliged to serve further notices of its requirement where the period for which Delay LDs are payable is ongoing.

(c)The Parties agree that the Delay LDs are not a penalty and represent an agreed genuine pre-estimate of the losses likely to be suffered by the Charterer in the event of a delay to the Start Date beyond the last day of the FSO Final Acceptance Window.

(d)Without prejudice to the Charterer's rights generally including its rights to terminate this Charter under clause 27, Delay LDs shall be the only damages payable by the Owner for a failure to achieve the Start Date before the last day of the FSO Final Acceptance Window.  The payment or deduction of Delay LDs shall not relieve the Owner from its obligations to achieve the Start Date within the FSO Final Acceptance Window, or from any other of its obligations and liabilities under this Charter.

(e)[*****].

4.RECTIFICATION OF DEFECTS

4.1For the duration of the Term, the Owner shall repair, replace, rectify or remedy any defects in the Work ("Guarantee Work").

4.2Where the Owner performs Guarantee Work it shall repair, replace, rectify or remedy any defects in the Guarantee Work for the remainder of the Term, as the same may be extended.

5.SERVICE AND LOCATION

5.1The Charterer shall have the full use of the FSO for employment at, or at a safe location in the immediate vicinity of, the Site for the purpose of loading, storing and offloading Crude Oil as contemplated by the Technical Specifications.

5.2The Charterer undertakes not to employ the FSO or suffer it to be employed otherwise than in conformity with the terms of the insurance policies affecting the FSO (including any warranties expressed or implied therein) without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

5.3The Charterer has appointed the Operator to undertake the operation, maintenance and repair of the FSO. The Owner hereby approves the appointment of the Operator under the Operating Agreement. The Charterer shall be entitled to terminate or alter the terms of the

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Operating Agreement at any time during the Term without the prior written approval of the Owner.

5.4The Owner shall be required to consent to the use of the FSO in respect of hydrocarbons produced from any other field (beyond the Field), such consent not to be unreasonably withheld, conditioned or delayed.

6.DURATION OF CHARTER

6.1The initial term of this Charter shall commence on the Start Date and unless terminated earlier in accordance with this Charter, shall end at 00.01 hours local time at Redelivery on the date which is eight (8) years following such date (the "Initial Term").

6.2The Initial Term may be extended for two (2) successive periods of one (1) year (the "Extended Term"), provided that:

(a)prior to exercise of each option (if any) the Charterer shall notify the Owner of the extension at least six (6) months in advance of the end of the Initial Term or the Term (as the case may be);  and

(b)the Term of this Charter shall terminate in any event no later than ten (10) years after the Start Date.

6.3Provided that the Operator is not in default under the Operating Agreement, the Charterer shall ensure that the Operating Agreement is extended together with the exercise of each option for a period commensurate to the one (1) year period of each option.

7.REPRESENTATIONS AND WARRANTIES

7.1The Owner represents and warrants to the Charterer continuously throughout the Term of this Charter, subject to clause 15, that:

(a)the Owner is a corporation duly organised and in good standing under the laws of the Marshall Islands and has all requisite corporate power and authority and has taken all corporate action required to execute, deliver and perform its obligations under this Charter;

(b)as at the date and time of Delivery and continuously thereafter until the expiration or termination of this Charter the FSO is seaworthy, fit in all respects for the contemplated service in accordance with this Charter, is in class free of recommendations and conditions affecting class and is in compliance with all Applicable Codes and Standards;

(c)the execution, delivery and performance of this Charter is not in contravention of laws applicable to the Owner or the constitutional documents of the Owner or any mortgage, indenture, contract, agreement or undertaking to which the Owner is a party or by which the Owner may be bound;

(d)there is no pending or threatened litigation or claim which would materially impair the Owner's ability to perform its obligations under this Charter;

(e)each member of Owner Group is, and will remain, well able and qualified, registered, accredited and licensed to the extent required by Applicable Law and Applicable Codes and Standards to perform the Work in accordance with this Charter;

(f)all Work shall be performed carefully, skilfully, diligently and efficiently in accordance with Good Engineering and Construction Practices, Good Oilfield Practice and the requirements of this Charter;

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(g)performance of all Work and constituents thereof shall be in full compliance with all Applicable Laws and Applicable Codes and Standards; and

(h)throughout the Term, the Owner will own and will continue to own good and indefeasible title to the FSO, free and clear of liens of encumbrances other than permitted encumbrances that relate to any of the Owner's finance arrangements strictly associated with this Charter.

7.2The Charterer represents and warrants to the Owner that:

(a)the Charterer is duly organised and in good standing under the laws of the Gabonese Republic and has all requisite power and authority and has taken all corporate action required to execute, deliver and perform its obligations under this Charter;

(b)the execution, delivery and performance of this Charter is not in contravention of laws applicable to the Charterer or the constitutional documents of the Charterer or any mortgage, indenture, contract, agreement or undertaking to which the Charterer is a party or by which the Charterer may be bound;

(c)there is no pending or threatened litigation or claim which would materially impair the Charterer's ability to perform its obligations under this Charter; and

(d)each member of the Charterer Group is, and will remain, well able and qualified, registered, accredited and licensed to the extent required by Applicable Law and Applicable Codes and Standards to perform its obligations in accordance with this Charter.

7.3Each of the Owner and the Charterer agrees to furnish the other, at the other's request, evidence of the due authorization and execution of this Charter (and any guarantees to be furnished pursuant to clause 30), as the other may reasonably request.

8.CHANGES

8.1Subject always to clause 3.1, Changes may be initiated by the Charterer at any time during the period from the date of this Charter until the FSO Provisional Acceptance Certificate is delivered by the Owner, either by an instruction specifying that such instruction is a Change or by a request for the Owner to submit a proposal, provided that the Charterer may not issue a Change that:

(a)is impossible to perform; or

(b)would reduce, limit or interfere with the ability of the Owner to achieve the Performance Standards.

8.2The Owner may propose in writing to the Charterer modifications to the FSO (or any part thereof) which will improve the quality, efficiency, economy of design, construction or use of the FSO or schedule for completion.  If the Charterer approves the Owner's proposal, then the Charterer shall issue a Change Order in accordance with clause 9.2.

8.3The Owner shall have no obligation to undertake or execute any Change instructed by the Charterer until the Parties have agreed on the cost and schedule impact of such Change as set out in the Change Order, the Owner at all times acting reasonably.

9.CHANGE PROCEDURE

9.1Charterer may at any time after the execution of this Charter until the end of the Term or earlier termination of this Charter issue an instruction to Change, or request the Owner submit a proposal for a Change to, this Charter.    If the Charterer requests a proposal, prior to instructing a Change, the Owner shall respond in writing as soon as practicable and in

17

any event within fourteen (14) days of Owner's receipt of such request, by submitting a Change Order proposal ("Change Order Proposal") to the Charterer setting out:

(a)a description of the proposed design and/or additional work or services to be performed with a list of all impacts to cost, schedule as well as to the Technical Specifications;

(b)subject to clause 8, details of the increase or decrease in Hire and other amount(s) payable to the Owner as a result of the proposed Change. Any increase or decrease of the rate will be based on the schedule of rates set out in schedule 6 – Schedule of Rates or where no such rates are provided, the prevailing market prices for the relevant work; and

(c)the anticipated effect of the Change on the schedule and necessary adjustments to the FSO Delivery Window, if applicable,

and all information in support of the above which is reasonably required in order for the Charterer to assess the Owner's submissions.    The Owner shall be entitled to submit a Change Order Proposal in respect of engineering work necessary in order to support the preparation of a Change Order Proposal in respect of a related matter.

9.2On receipt of the Change Order Proposal from the Owner, the Charterer shall, as soon as reasonably practicable and in any event within seven (7) days after receiving the Change Order Proposal, respond with either: (a) its agreement to the cost and schedule adjustments advised by the Owner and an instruction to execute the Change in accordance with such adjustments, as shall be evidenced by an executed agreement between the Parties ("Change Order"); (b) rejection of the adjustments to cost and schedule advised by the Owner, in which case the Owner shall not proceed with the Change; or (c) any further comments, questions or requests for clarification, in which case the Owner will prepare a revised Change Order Proposal pursuant to clause 9.1.

Nothing in this clause 9.2 shall be construed to require the Owner to delay or suspend any Work pending the Charterer's acceptance or rejection of a Change Order Proposal.

9.3Payment for a Change shall be at a lump sum amount to be calculated as the total vouched costs actually incurred plus ten per cent (10%) (to be invoiced and paid as agreed in the Change Order).

9.4To the extent the Hire Rate is changed in accordance with this Charter, the termination table set forth in schedule 10 - Termination Table for War or Force Majeure shall be correspondingly adjusted in proportion to the change to the Hire Rate.

9.5Where the Owner is entitled to a Change Order, a Change Order Proposal may be requested and initiated by the Owner stating:

(a)any adjustment which the Owner will reasonably require to the Hire Rate together with details showing the manner of calculation of the adjustment and proposals for the terms of payment thereof;

(b)the extent to which the Owner is entitled to an adjustment to the Project Schedule; and

(c)any other amendments to this Charter which the Owner reasonably requires.

9.6The Hire Rate and/or Project Schedule (including Milestone Completion Dates) shall be amended to reflect any agreement reached or the outcome of the Charterer's determination.  Any such determination shall, however, be without prejudice to the right of the Owner to refer the matter for resolution pursuant to clause 39.

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9.7Pending resolution of any dispute as to whether the Owner is entitled to a Change Order, the Owner shall continue to perform the Work required by this Charter.  In addition, pending the resolution of the dispute, if the dispute is based on claims of extra work by the Owner that the Owner maintains is not contemplated by this Charter, the Owner shall nevertheless perform such work upon receipt of an Instruction to Proceed, such performance to be at the Owner's own cost and expense unless and until such dispute is resolved by the Parties, except to the extent that any such Instruction to Proceed indicates the Charterer's agreement that some or all of the subject matter of the Change Order Proposal constitutes a change in the Work and is subject to reasonable interim compensation prior to resolution of the dispute.

10.MAINTENANCE AND OPERATION

10.1The Charterer shall maintain the FSO in its possession and at its disposal from the Start Date for the purposes set out in clause 5, subject to the terms of the Operating Agreement and subject always to the terms and conditions of this Charter. It shall be the Operator's responsibility, in accordance with the Operating Agreement (or any replacement thereof, where relevant), to maintain the FSO, its machinery, appurtenances and spare parts in a good state of repair so as to comply with the Technical Specifications, in efficient operating condition and in accordance with the requirements set out in this Charter. The Owner shall at its own cost keep the FSO with valid, unexpired classification free of recommendations and conditions affecting class, and with other required certificates in force at all times.

10.2It shall be the Operator's responsibility, in accordance with the Operating Agreement (or any replacement thereof, where relevant), to by its own procurement, man, victual, operate, maintain, supply and repair the FSO during the Term and pay all charges and expenses incidental to the Charterer's use and operation of the FSO under this Charter (excluding any costs that fall under the Charterer’s responsibility in accordance with this Charter (and therefore also excluding sums which are the responsibility of the Charterer pursuant to clause 14.2) or the Operating Agreement). As between the Owner and the Operator, the master, officers and crew employed to work onboard the FSO shall be the employees of the Operator under the Operating Agreement or otherwise.

10.3It shall be the Operator's obligation, in accordance with the Operating Agreement (or any replacement thereof, where relevant), to comply with the regulations regarding master, officers and crew in force in the country of the FSO's flag or other applicable law.

10.4During the Term, the Charterer shall have the right to change the FSO's name, but any and all costs incurred in relation to such change shall be the responsibility of the Charterer.  The FSO shall remain registered under the Flag, provided, however, that the Charterer shall have the liberty to also fly its own house flag.

10.5The Charterer shall have the use of all outfit, equipment, and appliances on board the FSO at the Start Date.

10.6Any leased equipment on the FSO at the Start Date or added to the FSO thereafter by agreement between the Parties shall be maintained by the Operator pursuant to the Operating Agreement (or any replacement thereof, where relevant).

10.7Any Charterer-furnished equipment and materials supplied to the FSO prior to or after the Start Date shall remain in the ownership and at the risk of the Charterer, but available for use on board the FSO, throughout the Term, and shall be redelivered to the Charterer, ordinary wear and tear excepted, at the end of the Term.

10.8The Charterer shall provide, free of charge to the Owner and upon reasonable notice by the Owner, transportation from the Charterer's shore base to the FSO and back on its regular transits and, to the extent available, accommodation, catering and communication on board for such inspection and/or surveyors.

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10.9Without prejudice to clause 27.2(g), and only where the Operator is an Affiliate of the Owner, if the Operating Agreement is terminated as a result of the Operator's default thereunder the Charterer shall have the option to:

(a)terminate this Charter in accordance with clause 27.3 in respect of an Owner Event of Default; or

(b)(without prejudice to the general applicability thereof) exercise its right to purchase the FSO under clause 28 with the Purchase Price being calculated in accordance with schedule 11 – Calculation of Purchase Price, Part B - Owner's Event of Default.

11.INVENTORY

A complete inventory of the FSO's entire outfit, equipment (including vessel equipment and supplies, cabin, crew and galley equipment), furniture, furnishings, appliances, spare and replacement parts and all unbroached consumable stores, fuel and lubricants onboard shall be jointly taken within thirty (30) days following the Start Date by representatives of the Owner and the Charterer or by an independent outside firm as may be mutually agreed upon. A similar inventory shall be taken and mutually agreed upon at the time of Redelivery.

12.QUALITY MANAGEMENT

12.1The Owner shall have developed, documented, and implemented and shall maintain (continuously) a workable and duly functioning quality management system conforming to the latest published version of the ISO 9001 standard or an equivalent standard which is accepted on an individual basis by the Charterer.  In selecting Subcontractors, the Owner shall ensure that they have quality systems that are of similar standard.

12.2The Owner shall, based on the quality management system referred to in clause 12.1, produce, document, maintain, and operate a quality plan (in accordance with the latest version of ISO 10005 or an equivalent standard acceptable to the Charterer) as required by the Charterer for all Work.  Such quality plan shall specifically address the Work and how it is to be performed in order to meet the requirements of this Charter, and shall include or refer to all applicable policies, procedures, activities, qualifications, resources, and other matters relevant to the Work, including any applicable Charterer specifications and requirements and any specific to particular locations at which Work is to be performed. The Owner shall submit the quality plan to the Charterer within thirty (30) days of the date of this Charter.  The procedures:

(a)may be either standard Owner procedures or procedures specific to the Work, but in any case must adequately describe the processes and actions taken to manage the Work;

(b)as progressively issued and updated, shall address applicable Charterer specifications and requirements, including any specific to particular locations at which Work is to be performed; and

(c)shall be subject to approval by the Charterer and thereafter be implemented by the Owner before Work is commenced.

12.3The Owner shall submit to the Charterer, and keep updated throughout the term of this Charter, controlled electronic versions of the quality manual, the quality plan, and the audit plan.

12.4The Owner shall implement a management of change (MOC) system and promptly inform Charterer of changes in organizational structure, responsibilities, activities, resources, Subcontractors, and events that could have a material influence on the Owner's quality management system or the Work during the term of this Charter.

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12.5The Owner shall carry out, as part of the Work, appropriate quality control, inspections, tests, quality surveillance, and quality assurance activities to satisfy itself and the Charterer that the Work conforms to all requirements of this Charter.  The Charterer shall have the right to make its own inspections and tests to verify that all Work is being properly performed and to reject and require rectification of any Work not conforming to the requirements of this Charter.  The Owner shall provide reasonable assistance requested by the Charterer for the carrying out of such inspections and tests.

12.6Any inspection or lack of inspection by the Charterer shall not in any manner relieve the Owner of any of its liabilities or obligations regarding the Work.

13.HIRE

13.1The Charterer shall pay to the Owner by interbank transfer in US Dollars:

(a)in advance of the Start Date, those sums (and on those dates) as are set out in schedule 6 – Schedule of Rates; and

(b)for hire of the FSO at the rate determined in accordance with schedule 6 – Schedule of Rates per calendar day (reduced pro rata for part of a calendar day) ("Hire Rate").  The Force Majeure Rate will apply in respect of any period of Force Majeure, in accordance with clause 26.6(a).

13.2Hire shall commence at 00.01 hours local time at the Site on the Start Date and shall continue to accrue and be paid (on a month-to-month basis) until the date and time the Charterer completes Redelivery of the FSO to the Owner in accordance with the terms of this Charter ("Hire").

13.3Payment in respect of Hire shall be made in advance in cleared funds, without any discount, adjustment, set off or deduction (except as provided in clauses 13.5 and 13.6). The first payment of Hire shall be made on the Start Date in respect of the remainder of the month in which the Start Date falls and subsequent payments of Hire shall be made on the first day of each calendar month thereafter in respect of the remainder of the relevant month (or, if the Start Date or such a day is not a Business Day, on the next following Business Day).  The Owner shall provide invoices to the Charterer covering each payment in respect of Hire no less than thirty (30) days before the payment in respect of Hire is due.    The invoice prepared by the Owner shall be in US Dollars and (subject to clause 14.3)  net of all taxes and, where relevant, be sent to the Charterer together with supporting vouchers and receipts.    Notwithstanding any other provision of this Charter, (i) all invoices issued pursuant to this Charter are to be hand delivered to the Charterer at VAALCO Gabon SA, B.P 1335, Port Gentil, Gabon and (ii) invoices submitted by email or other electronic means will not be processed and will not be deemed received.

13.4Payment in respect of Hire shall be made to such account or accounts as the Owner may from time to time designate in writing not less than fifteen (15) Business Days prior to the next due payment, provided that the Charterer shall first approve the same in writing, acting reasonably taking account of its internal and external "know your client" obligations.  In the absence of agreement as to the account to which to make payment, the Charterer will accrue all payables until such time as it is able, acting reasonably taking account of its internal and external "know your client" obligations, to make payment to a proposed account or accounts.

13.5The Charterer shall be entitled:

(a)by written notice to Owner on or before the Hire Payment Date, to deduct from the payment in respect of Hire any advances or disbursements approved by the Owner in writing and paid by the Charterer for the Owner's account; and/or

(b)by written notice to Owner on or before the Hire Payment Date,  to deduct from the second (2nd) and subsequent payments of Hire any Delay LDs; and/or

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(c)to deduct from the payment in respect of Hire any sums payable by the Owner to the Charterer pursuant to clause 13.9; and/or

(d)to deduct from the payment in respect of Hire for each of the first thirty (30) months after the Start Date the sum of two hundred thousand US Dollars (US$200,000), provided that Prepayment of Hire has been paid in full in accordance with schedule 6 – Schedule of Rates.

13.6If the Charterer disputes any amount payable under an invoice it shall, within ten  (10)  Business Days after receipt, notify the Owner in writing of the amount(s) which the Charterer disputes and why.  If the Parties are unable to reach agreement on the disputed amount by the next Hire Payment Date, either Party may refer the matter to arbitration in accordance with this Charter. The Charterer shall pay such part of the disputed amount as is finally agreed or determined by arbitration to be due (if any) within ten  (10)  Business Days after the date of such agreement or determination, together with interest at the rate of two per cent (2%) per annum above US Dollar LIBOR (as evidenced on the ICE Benchmark Association Limited Interest Settlement Rate at or about 11:00 a.m. London time on the date on which payment became due and quarterly thereafter, failing which as certified by a prime bank in London on such day) from the date of such agreement or determination to the date of actual payment.

13.7Notwithstanding anything contained in this clause 13 to the contrary, if and when a payment in respect of Hire is due hereunder, the Charterer reasonably expects to redeliver the FSO before the next Hire Payment Date, Hire shall be paid prorated to the estimated date of Redelivery. Promptly after Redelivery, any overpayment shall be refunded by the Owner, or any underpayment made good by the Charterer.

13.8Should the FSO be a Total Loss, Hire shall cease from the date and time when it was lost or last heard of.

13.9The Owner shall at all times, and for a period of two (2) years after the end of the Term, maintain and retain all of its books, records, accounts and documents relating to services, costs and related matters under this Charter (save for in respect of the Hire Rate). The Charterer shall have access at all reasonable times and for a period of two (2) years after the end of the Term to inspect the books, records, accounts and documents relating to services, costs and related matters under this Charter (save for in respect of the Hire Rate), and to discuss them with the Owner's Personnel and to verify the same. The Charterer may conduct, or cause accountants selected by the Charterer at its cost to conduct, an annual audit of any charges made for the Charterer's account other than in respect of the Hire Rate.  In the event that the Charterer's audit findings identify any discrepancies in the calculations of any charges made for the Charterer's account, the Charterer shall notify the Owner of its findings in writing.  The Charterer and the Owner shall endeavour to agree on the discrepancies.  If the Charterer and the Owner are unable to reach agreement on the discrepancies within thirty (30) days of the Charterer notifying the Owner, then either Party may refer the matter for determination by an independent chartered accountant nominated by the Parties or, in the absence of agreement between the Parties within fourteen (14) Business Days of a Party notifying the other that it proposes to refer the dispute to an expert, by the President of the Institute of Chartered Accountants in England and Wales. The nominated chartered accountant shall be afforded such access to books, records, accounts and documents in the possession of the Owner as it may reasonably request, and it shall act as expert not as arbitrator. The said accountant shall be requested to give its decision within forty five (45) Business Days of the date of its appointment.  The accountant's determination shall, in the absence of fraud or manifest error or bias, be final and binding on the Parties, its fees and disbursements shall be borne one half by the Charterer and one half by the Owner in equal shares and the Parties shall bear their own costs in respect of such reference.  If the discrepancies agreed by the Parties or determined by the expert mean that the sums paid by the Charterer were (i) more than should have been paid by the Charterer, an amount equal to such discrepancies shall be deducted from the invoice on the next Hire Payment Date (and any subsequent, where necessary, until

22

such time as the discrepancies have been rectified) or (ii) less than should have been paid by the Charterer, an amount equal to such discrepancies shall be paid by the Charterer to the Owner within ten (10) Business Days of the amount of such discrepancies being agreed or determined.

14.TAXES

14.1Subject to clause 14.2, the Owner shall be responsible for the payment of all taxes, duties, levies, charges and contributions (and any interest and penalties thereon) arising out of this Charter. The Owner Group shall save, indemnify, defend and hold each member of the Charterer Group harmless against all such levies, charges, contributions and taxes levied against the Owner Group and any interest or penalties payable thereon.

14.2[*****].

14.3[*****].

15.CHANGE IN LAW

15.1Where change (including changes in interpretation or application) in law, legislation, rules, treaties or regulations having force of law (save for any such change or change in interpretation or application within the actual knowledge of either Party, which either Party could reasonably have been expected to know or which was in the reasonable contemplation of either of the Parties, in each case prior to or at the date of execution of this Charter)  ("Change in Law") come into effect following the date of execution of this Charter and which directly and materially affects the Owner's time or cost of performing the Work or Guarantee Work under this Charter, the Owner shall be entitled to a Change Order.  For the avoidance of doubt, a Change in Law shall not apply to Owner's or any of its Affiliate's non-Gabonese tax obligations otherwise covered by clause 14.1.

15.2In the event of a dispute or difference of opinion as to whether or not the Owner is entitled to a Change Order under this clause 15, in the event that the Parties cannot resolve the same amicably then the Parties shall be entitled to resolve the same pursuant to clause 39, provided that unless and until finally settled pursuant to clause 39 (if applicable) neither Party shall be deemed to be in default of its obligations pursuant to this Charter.

15.3The Owner shall not be liable for a failure to perform any of its obligations in so far as a Change in Law renders it impossible or impractical for the Owner to perform its obligations under this Charter, provided always that the Owner shall have in each case:

(a)immediately consulted and cooperated with the Charterer in order to seek to mitigate (including via the Charterer providing reasonable support) to the maximum extent possible; and

(b)used all reasonable endeavours to resolve,

the basis upon which the Owner alleges that the Change in Law renders it impossible or impractical for the Owner to perform its obligations under this Charter.

16.LIENS AGAINST THE FSO

16.1Neither the Charterer nor the master of the FSO nor any other person within the Charterer Group shall have any right, power or authority to create, incur or permit to exist over the FSO any lien, charge or encumbrance other than Permitted Encumbrances.

16.2The Owner warrants that it has not created and covenants that it will not create or permit to exist any encumbrance over the FSO resulting from the action or inaction of the Owner Group (and not as a result of an Event of Default on the part of the Charterer Group) other than Permitted Encumbrances.

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16.3The Owner shall procure that any mortgagee of the FSO shall prior to the date of this Charter issue to the Charterer a Letter of Quiet Enjoyment (in substantially the same form as attached in schedule 7 – Letter of Quiet Enjoyment) that such mortgagee will not disturb or interfere with the Charterer's quiet and peaceful use, possession and enjoyment of the FSO subject to and upon the terms of this Charter.

17.INSURANCE

17.1To the extent not already maintained by the Operator pursuant to the Operating Agreement throughout the Term, the Owner shall maintain in force from 00:01 London time on the date of this Charter up to Redelivery, insurance with first class underwriters on terms and conditions and with policy limits that are customary for owners of an FSO system in similar circumstances. The Owner's insurance shall include coverage of the following risks and limits:

(a)at appropriate times during the Work, benefit of shiprepairers' liability, construction all risks and physical damage insurance for an amount of not less than the replacement value of installed cost of the final Work, which coverage shall include risk of physical loss or damage including the cost of debris removal;

(b)Hull and Machinery Insurance covering, to the extent not covered by shiprepairers' liability, construction all risks and physical damage insurance, full collision liability, tower's liability, removal of wreck and debris, accident or hull damage (and as required, increased value) and war risks, for no less than the FSO system's value on "new for old" conditions;

(c)from the date of this Charter until Delivery, P&I insurance covering, subject to the conditions, warranties and exclusions set out in a mutual entry with an international group P&I club, crew and personal injury, removal of wreck excess to any coverage provided under the relevant Hull & Machinery coverage and oil pollution risk to the standard scope and limits of P&I insurance cover for a floating oil storage vessel, with pollution coverage of at least [*****].  Coverage shall include any commissioning and performance tests; and

(d)Third Party Liability Insurance covering, to the extent not covered by the P&I insurance, subject to the conditions, warranties and exclusions set out therein, any liability to third parties for direct damage or destruction of tangible property, including loss of use thereof and/or bodily injury, sickness or disease, including death, arising out of or in any way connected with the performance of this Charter in an amount of not less than [*****] for any claim or series of claims arising out of any one incident. This insurance shall include  a "cross liability" clause or "severability of interest" clause with respect to all insured parties.

The Owner shall also maintain any type and amount of insurance coverage that is from time to time required by any Applicable Law.  All certificates of insurance must be signed by a duly authorised representative of the insurance company or underwriters issuing the respective policy or policies of insurance. At the Charterer's request, the Owner shall furnish the Charterer with certificates in respect of all policies issued pursuant to this clause 17.1. The policies referred to in clause 17.1 shall include each member of the Charterer's Group as additional insureds and include a waiver of subrogation in favour of the Charterer's Group, its financiers and any of their respective Affiliates.  The Owner shall procure that its Subcontractors and suppliers maintain insurance of the types mentioned in clauses  17.1(a) to 17.1(d) above.

17.2The Owner shall furnish the Charterer with certificates of insurance indicating that the insurance provided for in this Charter is in place.

17.3With effect from the date of delivery of the Notice of Readiness, the Charterer shall maintain in force charterers' liability insurance in respect of the FSO. The Owner hereby confirms that it approves of the insurance terms and conditions in clause 11.3 of the Operating Agreement

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and the Charterer is, subject to fulfilling its obligations under clause 11.3 of the Operating Agreement, deemed to have complied with its obligations under this clause 17.3.  The Charterer, on behalf of itself and the Co-venturers, shall also maintain in force from the date of this Charter until Redelivery, insurance with first class underwriters on terms and conditions and with policy limits that are customary for charterers of an FSO system in similar circumstances. The Charterer's insurance shall include coverage of the following risks and limits:

(a)Physical Damage Insurance covering, subject to the conditions, warranties and exclusions set out therein, all of the Charterer's equipment including the Riser Systems with coverage limits of not less than the replacement value of all such property and equipment;

(b)Third Party Liability Insurance covering, subject to the conditions, warranties and exclusions set out therein, any liability to third parties for direct damage or destruction of tangible property, including loss of use thereof and/or bodily injury, sickness or disease, including death, arising out of or in any way connected with the performance of this Charter in an amount of not less than [*****] for any claim or series of claims arising out of any one incident. This insurance shall include a "cross liability" clause or "severability of interest" clause with respect to all insured parties; and

(c)Control or Well Insurance covering, subject to the conditions, warranties and exclusions set out therein, losses resulting from loss of well control including cost of control, redrilling / extra expense and subsequent seepage and pollution with coverage limits of not less than [*****] combined single limit any one occurrence.

17.4The Charterer shall also maintain any type and amount of insurance coverage that is from time to time required by any Applicable Law. All certificates of insurance must be signed by a duly authorised representative of the insurance company or underwriters issuing the respective policy or policies of insurance. At the Owner's request, the Charterer shall furnish the Owner with certificates in respect of all policies issued pursuant to clause 17.3. The policies referred to in clause 17.3 shall include a waiver of subrogation in favour of the Owner's Group and any of their respective Affiliates.

18.INDEMNITY AND LIABILITY

18.1[*****]

18.2[*****]

18.3[*****]

18.4Intellectual property indemnity

Each of the Owner and the Charterer shall bear for its sole account and shall fully and effectually indemnify and hold the other harmless from and against all costs, claims, demands and liability which the other or its Group may incur arising from:

(a)the use by the indemnifying Party or its Group of any data, drawing, device or article; or

(b)the use by the other or its Group of any data, drawing, device or article furnished by the indemnifying Party or its Group,

which infringes or allegedly infringes the intellectual property rights of any person; and from and against all royalties or similar payments which the other or its Group may incur arising from the use by the other or its Group of any data, drawing, device or article furnished by the indemnifying Party or its Group.

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18.5[*****]

18.6[*****]

18.7The provisions of this clause 18 are at all times subject to clause 12.5(c) of the Operating Agreement.

19.REDELIVERY

19.1The FSO shall be redelivered by the Charterer to the Owner at the end of the Term at the Site ("Redelivery") unless another place is mutually agreed in writing for the FSO to be redelivered.

19.2Representatives of the Owner and the Charterer shall jointly sign certificates recording the date and time of Redelivery, and of the bunkers remaining on board the FSO at Redelivery.

19.3The Owner shall purchase and reimburse the Charterer (at actual cost, evidenced by suppliers' invoices, using a first in / first out inventory method) for all fuel on board the FSO at Redelivery.

19.4The Charterer shall continue (on the terms of this Charter) to pay Hire to the Owner up to (but excluding) the date of Redelivery.

19.5The Owner must, regardless of the circumstances leading to Redelivery (and for the avoidance of doubt including during all periods of termination for default or otherwise), act reasonably and continue to fulfil its obligations until all crude has been lifted from the FSO.

19.6The Charterer's Redelivery obligation does not extend to removal of the Mooring System or disconnection of Riser Systems, which shall each be performed by the Owner.  Demobilization costs of the FSO and crew shall be for the account of the Owner.

20.LIEN

Neither the Owner nor any member of the Owner Group shall have any right, power or authority to create, incur or permit to exist over any property of the Charterer Group, (including on any Crude Oil aboard the FSO) any lien, charge or encumbrance.  If such lien, charge or encumbrance is incurred on any such property of the Charterer Group, the Owner shall take all such steps as may be necessary to have such lien, charge or encumbrance released.

21.SALVAGE

All salvage moneys earned by the FSO shall be divided equally between the Owner and the Charterer after deducting master's, officers' and crew's share, legal expenses, hire of the FSO during time lost, value of fuel consumed, repairs of damage, if any, and any other extraordinary loss or expenses sustained as a result of salvage services. In no event will the Owner claim salvage as to any property owned by the Charterer or any of the Charterer's Co-venturers and the Owner agrees to indemnify and hold the Charterer and the Charterer's Co-venturers harmless from any claim in general average shall be made (a) by any member of the Owner Group against any member of the Charterer Group; or (b) by any member of the Charterer Group against any member of the Owner Group of salvage brought by the Owner, its master, crew, or any member of the Owner Group.

22.WRECK REMOVAL

In the event of the FSO becoming a wreck or obstruction to navigation after the Start Date, the Owner shall indemnify the Charterer against any sums whatsoever which the Charterer shall become liable to pay and shall pay in consequence of the FSO becoming a wreck or obstruction to navigation.  Should the FSO become a wreck or an obstruction to navigation

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prior to the Start Date, any and all costs relating to the removal of the FSO shall be for the Owner's account.

23.GENERAL AVERAGE

General average, if any, shall be adjusted according to the York-Antwerp Rules 2004, or any subsequent modification thereof at the time of the casualty.  The hire shall not contribute to general average.

24.REQUISITION/ACQUISITION

24.1In the event of the requisition for hire of the FSO by any Government or Governmental or other competent authority ("Requisition for Hire"), irrespective of the date during the Term when the Requisition for Hire occurs, the length thereof, whether or not it is for an indefinite period of time, and whether or not it may or will remain in force for the remainder of the Term, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated, and the Charterer shall continue to pay Hire in the manner provided by this Charter until the time when the Term would otherwise terminate in accordance with this Charter; provided, however, that any requisition hire or compensation received or receivable by the Owner shall be payable to the Charterer during the remainder of the Term or the period of the Requisition for Hire, whichever is the shorter.  If a requisition for hire continues for a consecutive period of at least sixty (60) days, then Charterer shall have the right to terminate this Charter by written notice to Owner.

24.2In the event of the Owner being deprived of its ownership of the FSO by any compulsory acquisition of the FSO or requisition for title by the Government or any other Government or Governmental or other competent authority ("Compulsory Acquisition"), then irrespective of the date during the Term when Compulsory Acquisition occurs, this Charter shall be deemed terminated as of the date of such Compulsory Acquisition. In such event, Hire shall be considered as earned and shall be paid up to the date and time of such Compulsory Acquisition.

25.WAR

25.1The FSO shall not be required, without the consent of the Owner (which consent shall not be unreasonably withheld), to proceed to or remain at the Site if the Site is identified in the Hull War, Strikes, Terrorism and Related Perils "Listed Areas" published by the Joint War Committee from time to time.

25.2For the purposes of clause 25.1, it shall be unreasonable for the Owner to withhold its consent to the FSO entering or remaining at Site if insurance against all risks referred to clause 25.1 above is commercially available from an international insurer or a Government programme.

25.3In any event, nothing in this clause 25 shall be construed to permit the Charterer to withhold, delay, suspend, reduce, adjust or otherwise modify payment of the Hire Rate to the Owner.

26.FORCE MAJEURE and COVID-19

Force Majeure

26.1No loss or damage or delay in or failure of performance of either Party shall constitute default hereunder or give rise to any claims for damages if and to the extent that such loss, damage, delay or failure is caused by Force Majeure.

26.2In this Charter "Force Majeure" means the effective occurrence of any act or event which is unforeseeable, insurmountable and beyond the reasonable control of and occurring without the fault or negligence of the Party affected thereby, and which renders such Party unable, wholly or in part, to comply with its obligations under the Charter. Notwithstanding

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clause 26.1, Force Majeure shall not release either Party from any obligation to give a notice or make any payment (including, in particular, any payment of Hire) under this Charter.

26.3Events which may, subject to clauses 26.2 and 26.4, be considered Force Majeure events shall include national or industry-wide strikes, lock-outs, acts of public enemy, wars whether declared or undeclared, blockades, insurrection, riots, epidemics or pandemics, landslides, lightning, earthquakes, fires, floods, tidal waves, civil disturbances, explosions, Third Party breakage or accident to machinery or pipelines, and the inability to obtain necessary material or supplies.

26.4Events which shall not be considered Force Majeure events shall include the following: (a) economic hardship; (b) changes in market conditions; (c) late delivery or failure of equipment provided by any of the members of the Owner Group or the Charterer Group for performance of the Work; (d) labour availability or strikes (except national or industry-wide strikes or lock-outs); (e) late delivery or shortage of materials, consumables, equipment, or utilities; (f) adverse climatic conditions (including rain, snow, wind, temperature, and other weather conditions), tides, and seasons, regardless of the magnitude, severity, duration or frequency of such climatic conditions (other than catastrophic storms or floods, named tropical storms, tornadoes, hurricanes, typhoons, cyclones, or tsunamis, as set forth above); or (g) non-performance or delay by any of the members of the Owner Group or the Charterer Group, unless such non-performance or delay is caused by Force Majeure.

26.5A  Party claiming relief on account of Force Majeure shall:

(a)as soon as practicable, but in any case not less than within seventy-two (72) hours of becoming aware of the Force Majeure event, give notice to the other Party detailing the circumstances of Force Majeure, how the event of Force Majeure has interrupted or prevented performance of its obligations, and estimating the likely duration of such Force Majeure; and

(b)take all reasonable action to mitigate the effects of the event of Force Majeure.

26.6In the event the Force Majeure event prevents the FSO from being utilized in the manner envisioned by this Charter:

(a)the Hire Rate, which shall be equal to the Force Majeure Rate, shall be payable in respect of the period for which the Force Majeure event is subsisting; and

(b)if such Force Majeure event continues for a period of ninety (90) consecutive days, the Charterer may terminate this Charter in accordance with clause 27.3 below and the provisions of clause 27.4(b) shall be applicable in such circumstances.

Covid-19

26.7At the date of this Charter (i) each Party confirms it is able to perform its obligations under, and in accordance with, the terms of this Charter and (ii) the Charterer agrees that it is not entitled to any extension of any Milestone Completion Dates directly relating to the currently (at the date of this Charter) known consequences and effects of the Coronavirus pandemic ("COVID19").

26.8The Parties agree that in the event a Party can establish the occurrence of (i) travel restrictions, (ii) restrictions or delays in international trade, (iii) the introduction by Governmental Authorities of restrictions or guidelines or (iv) other COVID19 related occurrences, in each case resulting from or caused by COVID19 and which in each case directly and adversely impacts upon the Work or movement of Personnel directly involved in the Work, then provided that (i) the impact on the Work or movement of Personnel directly involved in the Work is not as a result of an act or omission of the Owner or its subcontractors and (ii) the Owner has used all reasonable endeavours to take reasonable precautions in accordance with all prevailing guidance and all Applicable Laws, the same shall constitute Force Majeure within the meaning of and for the purposes of this clause 26

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(subject to compliance by the Parties with the remaining provisions of this clause 26).    Without prejudice to the Parties' respective rights and obligations pursuant to this Charter, the Parties agree to act in good faith and co-operate with each other, and any other contractors working on the project, to minimize the impact of any of (i) – (iv) in this clause 26.8 and to seek to implement additional appropriate measures under this Charter.  Nothing in this clause 26.8 prejudices the Owner's obligations to comply with Applicable Laws and Applicable Codes and Standards nor does it prejudice the Owner's obligation to mitigate the effect of any of (i) – (iv) in this clause 26.8.

27.DEFAULT, TERMINATION and Suspension

27.1Charterer Event of Default

Each of the following events shall constitute a "Charterer Event of Default":

(a)the Charterer fails to pay any undisputed invoiced amount within [*****] Business Days of when payment is due under the relevant invoice from the Owner;

(b)the Charterer or any of the Co-venturers fails to provide the Charterer Performance Security to the Owner in accordance with the provisions of clause 30 herein or such Charterer Performance Security has expired, is terminated or otherwise ceases to be valid and enforceable provided that the Owner shall have first provided notice in writing and shall have provided the Charterer and/or any of its Co-venturers not less than [*****] Business Days to replace, or procure the replacement of, such Charterer Performance Security;

(c)the Charterer breaches any of its material covenants, conditions, agreements, representations or obligations under this Charter, but only to the extent that such breach has not been caused by a breach of any of the Operator's covenants, conditions, agreements, representations or obligations under the Operating Agreement and provided that the same is not cured within a period of [*****] Business Days;

(d)the Charterer appoints a provisional liquidator or a liquidator enters into liquidation whether compulsory or voluntary (except in case of a voluntary winding-up solely for the purposes of reconstruction or amalgamation) or suffers the appointment of a receiver or administrative receiver over any of its property or assets or makes or agrees to any compromise, arrangement or moratorium with its creditors or is deemed unable to pay its debts or becomes the subject of administration proceedings or a petition seeking an administration order or analogous event in any jurisdiction; or

(e)the Charterer or any of its Affiliates is in breach of or fails to comply with the representations and obligations set out in clause 33 below.

27.2Owner Event of Default

Each of the following events shall constitute an "Owner Event of Default":

(a)the Owner forecasts, acting reasonably and in accordance with Good Engineering and Construction Practices and Good Oilfield Practice, that the Owner will not be ready to access the Site with the FSO on or before the date that is [*****] after the last day of the FSO Delivery Window;

(b)the Owner breaches any of its material covenants, conditions, agreements, representations or obligations under this Charter (including for the avoidance of doubt pursuant to clause 22) and has failed to remedy such breach within [*****] Business Days of receipt of written notice from the Charterer;

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(c)the Owner appoints a provisional liquidator or a liquidator enters into liquidation whether compulsory or voluntary (except in case of a voluntary winding-up solely for the purposes of reconstruction or amalgamation) or suffers the appointment of a receiver or administrative receiver over any of its property or assets or makes or agrees to any compromise, arrangement or moratorium with its creditors or is deemed unable to pay its debts or becomes the subject of administration proceedings or a petition seeking an administration order or analogous event in any jurisdiction and the Letter of Quiet Enjoyment has not be validly executed or otherwise not been recognized by a liquidator, receiver or administrator for any reason;

(d)the Owner, or any of its Affiliates, is in breach of or fails to comply with the representations and obligations set out in clause 33 below;

(e)the Owner has incurred Delay LDs in excess of the cap on liability in clause 3.2(e)    and the Parties have not agreed to increase such cap;

(f)the Owner fails to provide the Owner Performance Security in accordance with clause 30.2 herein or such Owner Performance Security has expired or is terminated or otherwise ceases to be valid and enforceable (in the case of the latter, replacement Owner Performance Security not being provided within [*****] Business Days); or

(g)where the Operator is also the Owner or is an Affiliate of the Owner, a breach by the Operator of its obligations pursuant to the Operating Agreement.

In the event of an Owner Event of Default the Owner shall use all reasonable endeavours to cure such Owner Event of Default expeditiously and to the reasonable satisfaction of the Charterer.  The Owner will promptly inform the Charterer of an actual, potential or prospective Owner Event of Default and will keep the Charterer informed, and take account of the Charterer's input, in respect of the cure of any Owner Event of Default.

27.3In case of:

(a)an Owner Event of Default:

(i)which means that the Performance Standard are no longer being fully complied with or are no longer being met, the Hire Rate (including the Force Majeure Rate, if applicable) will cease to be payable by the Charterer with immediate effect on and from the occurrence of such Owner Event of Default and for the period for which such Owner Event of Default is continuing; and

(ii)not falling within clause 27.3(a)(i) and in respect only of an Owner Event of Default which is capable of remedy,  [*****] of the Hire Rate shall be payable by the Charterer with effect on and from the date that is seven (7) days after the occurrence of such Owner Event of Default and thereafter for the period for which such Owner Event of Default is continuing, and in each case the Charterer shall notify the Owner in writing of the default (but a failure to notify of the default shall not prejudice the Charterer's rights not to pay the Hire Rate (including the Force Majeure Rate, if applicable) to the Owner pursuant to clause 27.3(a)(i) or to pay [*****] of the Hire Rate to the Owner pursuant to clause 27.3(a)(ii) (as the case may be)). The Owner shall, subject to any specific cure periods set out in clause 27.2, thereafter have [*****] to remedy the default failing which the Charterer may (but shall not be obliged to) terminate the Charter by providing the Owner [*****] days' written notice of termination; and

(b)a  Charterer Event of Default, the Owner shall notify the Charterer in writing of the default. The Charterer shall, subject to any specific cure periods set out in clause 27.1  , thereafter have [*****] days to remedy the default failing which the Owner may (but shall not be obliged to) terminate the Charter by providing the Charterer [*****] days' written notice of termination.

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27.4Consequences of Termination for a Charterer's Event of Default

(a)In case of termination in accordance with clause 27.3 for a Charterer's Event of Default (as set out in clause 27.1), the Charterer shall pay the Owner:

(i)all Hire Rates due to the Owner for Hire of the FSO prior to the date of termination; and

(ii)all Hire Rates due to the Owner for Hire of the FSO from the date of termination to the end of the Initial Term, each element of the Hire being discounted back from the relevant Hire Payment Date to the date of termination at an annual discount rate of [*****], provided that such aggregate sum shall not exceed [*****], provided that the payment of such sums will be without prejudice to the Charterer's rights pursuant to clause 28 and, for the avoidance of doubt, in the event of a Charterer Event of Default the Charterer shall be entitled (but not obliged) to exercise the option set out in clause 28.1(a) with the aggregate of all sums paid pursuant to this clause 27.4(a) being set off against the Purchase Price and the balance (if any) payable by the Charterer;

(b)In case of termination in accordance with clause 26.6 above the Charterer shall pay the Owner:

(i)all Hire Rates due to the Owner for Hire of the FSO prior to the date of termination; and

(ii)the amount corresponding to the date of termination as set forth in schedule 10 - Termination Table for War or Force Majeure.

(c)Upon termination of this Charter pursuant to clause 27.3 for a Charterer's Event of Default (as set out in clause 27.1), the Charterer shall Redeliver the FSO to the Owner in accordance with its obligations in clause 19 save for if the purchase option has been exercised pursuant to clause 28 in which case the Charterer shall not be required to Redeliver the FSO to the Owner.

27.5Consequences for Termination for Owner's Event of Default

(a)In case of termination in accordance with clause 27.3 above for an Owner's Event of Default, then the Charterer shall be entitled, at its sole option, to do any or all of the following:

(i)until the Start Date:

(A)terminate this Charter with no further obligation to Owner; or

(B)exercise the purchase option in accordance with clause 28, with the Purchase Price being calculated in accordance with schedule 11 –  Calculation of Purchase Price, Part B - Owner's Event of Default;

(ii)after the Start Date:

(A)exercise the purchase option in accordance with clause 28, with the Purchase Price being calculated in accordance with schedule 11 –  Calculation of Purchase Price, Part B - Owner's Event of Default; or

(B)instruct the Owner and Operator to cease operations, and demobilize the FSO, after the Charterer has removed all pumpable hydrocarbons, and any other Charterer property from the FSO. Disconnection of Riser Systems, and removal of the Mooring System, shall be performed by

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the Owner (at its cost) in a reasonable time after the Charterer gives notice of termination to the Owner.  Demobilization costs of the FSO and crew shall be for the account of the Owner.

(b)The terms of this Charter shall remain in effect until (i) the purchase of the FSO in accordance with clause 28 has been completed, and title to the FSO has passed to the Charterer, or (ii) the FSO has been demobilized from the Site, as described in clause 27.5(a)(ii)(B), and has been redelivered to the Owner.  The Charterer and Owner shall sign a document indicating the date of termination of the Charter concurrent with the completion of these steps.

(c)With regard to the purchase option set out in clause 28, the Charterer shall not be obligated to pay the Purchase Price to the Owner until settlement of any amounts due and owing to the Charterer by the Owner as a result of such termination for an Owner's Event of Default.  Without prejudice to clause 27.5(d), at the Charterer's election the Charterer may offset any amounts due and owing to the Charterer by the Owner as a result of such termination for an Owner's Event of Default against the Purchase Price.

(d)The Owner's liability under this clause 27.5 is in addition to any other liability provided for in this Charter and the Charterer shall have the right and authority to set off any such liability against amounts otherwise due from the Charterer to the Owner.  The Charterer shall act reasonably to mitigate any costs it might incur in connection with any termination for an Owner's Event of Default.  In the event of a termination for an Owner's Event of Default, the Charterer shall be entitled to any and all damages, losses, costs, and expenses incurred by the Charterer arising out of or resulting from such Owner's Event of Default, including any and all liquidated damages provided for in this Charter.

(e)Upon termination of this Charter at any time, the Owner shall:

(i)immediately discontinue Work, or such portion of the Work as may be terminated, on the date of termination specified in the Charterer's notice to the Owner;

(ii)at Charterer's request, place no further orders for work or services, materials, or any other items or services in connection with the terminated Work;

(iii)assign subcontracts as they relate to the terminated portion of the Work as requested by the Charterer;

(iv)cooperate with the Charterer in relation to the transfer of all materials and Work Product as they relate to the terminated portion of the Work, including drawings and specifications, Permits, and any other items or information; and

(v)comply with other reasonable requests from the Charterer.

27.6If the FSO becomes a Total Loss, this Charter will terminate with immediate effect from the date Total Loss is declared and no amounts shall be payable by the Charterer to the Owner except amounts attributable to any period prior to the effective date of such termination.

27.7Termination for Convenience

(a)The Charterer shall have the right to terminate this Charter for convenience by providing the Owner with thirty (30) days' written notice of termination.  Upon such termination, the Owner shall:

(i)(if prior to the Start Date) immediately discontinue the Work and promptly make every reasonable effort to procure cancellation upon terms satisfactory to the Charterer of all subcontracts to the extent they relate to the

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performance of the Work and otherwise mitigate, to the extent reasonably possible, all costs associated with such termination, except as otherwise directed by the Charterer; or

(ii)(if on or after the Start Date) the Charterer shall redeliver the FSO to the Owner in accordance with its obligations in clause 19.  Removal of the Mooring System and disconnection of Riser Systems shall be performed by the Owner (at its cost) in a reasonable time after the Charterer gives notice of termination to the Owner.  Demobilization costs of the FSO and crew shall be for the account of the Owner.

(b)In case of termination for convenience in accordance with clause 27.7(a), the Charterer shall pay the Owner an Early Termination Payment in accordance with schedule 6 – Schedule of Rates.

27.8Suspension

(a)The Charterer may, for any reason prior to the Start Date, suspend the performance of the Work or any part thereof by notice in writing to the Owner.  Upon receipt of such notice of suspension from the Charterer, the Owner shall suspend the performance of the Work, or the applicable part thereof, for such time or times and in such manner as set forth in such notice and shall take reasonable steps to minimize any costs associated with such suspension.  During any such suspension up until the Start Date, and unless otherwise instructed by the Charterer, the Owner shall during any suspension prior to the Start Date maintain its Personnel on or near the Worksite(s) and otherwise be ready to proceed expeditiously with the Work upon receipt of the Charterer's further instructions.  For each day in respect of which the Charterer has suspended the performance of the Work or any part thereof pursuant to this clause 27.8(a) prior to the Start Date (and not, for the avoidance of doubt, pursuant to clause 27.8(b)), the FSO Delivery Window and/or the FSO Final Acceptance Window (as the case may be) shall be extended on a day-for-day basis.

(b)When such suspension ordered by the Charterer is the result of or due to the material fault or negligence of any member of the Owner Group, the Owner shall not be entitled to any adjustment to the Project Schedule or the Hire Rate.  Otherwise (i) including when such suspension is the result of or due to Force Majeure, the Owner shall be entitled to a time extension by way of a Change Order to the Project Schedule under clause 9; and (ii) excluding when such suspension is the result of or due to Force Majeure, the Charterer shall reimburse the Owner for those costs incurred during the suspension period that are attributable solely to the suspension, including demobilization and remobilization costs, if applicable, subject to the Owner providing the Charterer with appropriate supporting documentation to evidence such costs.

(c)Any claim for the costs of suspension, demobilization and remobilization shall be supported by appropriate supporting documentation to evidence such costs.  Any such costs shall be due and payable [*****] days after the Charterer has received an invoice with appropriate supporting documentation to substantiate such costs.

27.9The remedies provided in this clause 27 are in addition to and without limitation of the rights and remedies available to the Parties arising in law, contract, tort or otherwise.

28.PURCHASE OPTION

28.1The Charterer shall have the option:

(a)at any time after the execution of this Charter, which shall be exercised upon notice to the Owner given not less than thirty (30) days prior to the day on which the Charterer intends to consummate the purchase; or

(b)in accordance with clauses 10.9(b),  27.5(a)(i)(B) or 27.5(a)(ii)(A),

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to purchase the FSO (including spares on board and ashore or any equipment, machinery, materials or any other components affixed to or forming part of the FSO) for its own account, or to name a designee to purchase the FSO in accordance with this clause 28.

28.2If the Charterer exercises its option to purchase the FSO under this clause 28, then the Sale and Purchase Agreement shall govern such transaction, without any further negotiation or amendment to any of the material terms and conditions set forth therein, and such terms and conditions shall be deemed fully effective upon delivery to the Owner of the Charterer's notice of option exercise pursuant to this clause 28.

28.3If the Charterer exercises its purchase option pursuant to this clause 28, this Charter shall terminate effective as of the date and time the FSO is delivered to the Charterer or its designee and the Charterer shall pay to the Owner all Hire accrued up to and including the date and time of such delivery.

28.4The FSO purchase shall include:

(a)FSO (including the Mooring System components not otherwise already owned by Charterer as well as any spares on board and ashore or any equipment, machinery, materials or any other components affixed to or forming part of the FSO);

(b)complete and comprehensive up-to-date documentation necessary to facilitate title transfer to the Charterer (or its designee), including Bill of Sale, Class and trading certificates, assignment of intellectual property rights licenses or sublicenses, lien release, and log books;

(c)As-Built Documentation for the completed FSO;

(d)documentation of on-going operation and maintenance (including operating and maintenance manuals, maintenance records, supplier/ vendor warranties and guarantees) of the FSO;

(e)any handover assistance required by the Charterer;

(f)stocks of FSO spare parts and consumables onboard and elsewhere; and

(g)assignments of any subcontracts that continue to be in effect to the Charterer, including as to any warranty rights thereunder, as requested by the Charterer.

28.5The Purchase Price to be paid under:

(a)clause 28.1(a) shall be calculated in accordance with schedule 11 – Calculation of Purchase Price, Part A – Purchase Option; and

(b)clause 28.1(b) shall be calculated in accordance with schedule 11 – Calculation of Purchase Price, Part B – Owner's Event of Default,

and in either case paid by electronic funds transfer in immediately available US Dollars to the Owner upon FSO delivery under the Sale and Purchase Agreement.

28.6In furtherance of this clause 28, the Owner and Charterer agree to execute and deliver such other agreements and instruments as may be required to carry out the specific intents and purposes of this clause 28; provided that such agreements and instruments shall not materially alter, but shall clarify, the terms and conditions governing the sale and purchase of the FSO that are otherwise set forth above.

29.CONFIDENTIAL INFORMATION

29.1The Parties shall not, and shall ensure that their employees, agents, representatives and subcontractors (including the Subcontractors in the case of the Owner) shall not and, in the

34

case of the Charterer, that the Co-venturers shall not, use for purposes other than for the fulfilment of terms under this Charter nor exchange or divulge to any third party, any information obtained in the conduct of, or by reason of, the performance of its obligations under this Charter.

29.2This clause 29 will not require a disclosee to maintain confidentiality in respect of information:

(a)which at the date of its disclosure to the disclosee is public knowledge or which subsequently becomes public knowledge other than by any act or failure to act on the part of the disclosee or its Affiliates or any of their officers or employees; or

(b)which is already known to the disclosee as evidenced by its written record and was not acquired directly or indirectly from the discloser; or

(c)which is at any time after the date of this Charter lawfully acquired by the disclosee from any third party which is rightfully in possession of it and is not bound by an obligation of confidentiality or good faith in respect of it; or

(d)which is required to be disclosed by law or by a court of competent jurisdiction; or

(e)disclosed to any Affiliate or to any sub-contractor or employee working as a member of staff of such Affiliate or sub-contractor on a "need to know" basis for the purpose of this Charter, in which event the Party concerned shall be responsible for ensuring the maintenance of confidentiality by such Affiliate, sub-contractor or employee; or

(f)disclosed to any outside professional consultants or any bank, financial institution or other entity who may be giving financial advice to it or from whom it is seeking, or who is advising it in the obtaining of, finance, upon obtaining a similar undertaking of confidentiality but excluding the terms contained in this clause (f); or

(g)disclosed to any of its auditors, professional tax or legal advisers; or

(h)disclosed to any of the Co-venturers as required; or

(i)disclosed to a bona fide proposed assignee (direct or indirect) of the Charterer's or a Co-venturer's interest in the Field; or

(j)to the extent required by any Governmental Authority or the rules or regulations of any recognised stock exchange.

29.3In the cases set out in clauses 29.2(d) and 29.2(j) above, the disclosee shall provide prompt written notice to the disclosing Party prior to making any such disclosure, which notice shall include details of the proposed form, nature and purpose of such disclosure so that the disclosing Party may seek a protective order, injunction or other appropriate remedy, with reasonable assistance (if practicable and legally permissible) from the disclosee. Save to the extent that disclosure of the confidential information set out in clauses 29.2(d) and 29.2(j) above is the result of negligence, misconduct or breach of the disclosee, the cost of obtaining a protective order, injunction or other appropriate remedy shall be at the disclosing Party's sole cost and expense.

29.4Neither Party shall disclose the making of this Charter or its terms or the existence or the terms of any other agreement referred to in this Charter and each Party shall procure that each of its Affiliates shall not make any such disclosure without the prior consent of the other Party unless such disclosure is required pursuant to the rules or regulations of any recognised stock exchange (in which case clause 29.2(j) will apply).

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30.GUARANTEE

30.1Upon signature of this Charter, and as a condition for the Owner's obligation to hire the FSO to the Charterer, the Charterer shall in relation to the Charterer's obligations pursuant to this Charter procure the issue to the Owner by each Co-venturer holding a paying interest in the Field or an Affiliate of such Co-venturer on its behalf (in each case by an entity with a credit standing reasonably acceptable to the Owner), in respect of such Co-venturer's paying interest in the Field and given on a several (as opposed to joint and several) basis, in each case substantially in the form set out in schedule 8 – Form of Guarantee ("Charterer Performance Security") and in the following proportions:

(a)VAALCO Energy, Inc. as to sixty three decimal point five seven five per cent (63.575%);

(b)Addax Petroleum Holdings Ltd as to thirty three decimal point nine per cent (33.9%); and

(c)PetroEnergy Resources Corporation as to two decimal point five two five per cent (2.525%).

30.2Upon any assignment of this Charter in accordance with the terms of this Charter, the Owner shall as a condition of the effectiveness of such assignment furnish to the Charterer (or shall procure the provision of) the Owner Performance Security.

31.LIMITATION OF LIABILITY

31.1The total aggregate liability of the Owner to the Charterer arising out of or in connection with this Charter, in respect of all claims, loss, liabilities, indemnities, fines, penalties and similar charges, payments and damages of every kind and nature shall not exceed in aggregate [*****] regardless of cause including the negligence or breach of duty (statutory or otherwise) of the Owner and the Charterer shall indemnify, defend and hold harmless the Owner for all amounts in excess thereof.

31.2The total aggregate liability of the Charterer to the Owner arising out of or in connection with this Charter, in respect of all claims, loss, liabilities, indemnities, fines, penalties and similar charges, payments and damages of every kind and nature (but excluding any sums payable by the Charterer pursuant to clause 27.4(a)(ii)) shall not exceed in aggregate [*****] regardless of cause including the negligence or breach of duty (statutory or otherwise) of the Charterer and the Owner shall indemnify, defend and hold harmless the Owner for all amounts in excess thereof.

31.3The provisions of this clause 31 shall not apply to the payment of Hire Rates (including under clause 27)  or any other fees payable by the Charterer under this Charter, in respect of fraud or fraudulent misrepresentation or in respect of the provisions set out in clause 18.

32.SUBCONTRACTING AND ASSIGNMENT

32.1The Owner shall satisfy itself before entering into any subcontract that the intended Subcontractor has and will be able to maintain the required skilled workforce and other resources to be able duly to fulfil its obligations under the subcontract.  On or immediately after the execution of this Charter the Owner shall provide the Charterer with a list of proposed Subcontractors for the Charterer's approval, acting reasonably.

32.2The Owner must obtain the Charterer's prior written approval for any further subcontracting proposed by the Owner, and for any proposed changes to subcontracting arrangements already approved by the Charterer pursuant to clause 32.1. The Owner shall not subcontract (i) the whole performance of the Work; or (ii) any significant part of the Work.  The Charterer shall review and approve or reject any such proposed additional subcontracting and changes.  The Charterer's approval or rejection of any proposed subcontracting or changes to previously approved subcontracting arrangements shall not be the basis for any

36

Change Order or any claim for additional remuneration or time schedule adjustment (if and as applicable).

32.3Any subcontracting of parts of the Work by Owner shall not relieve the Owner of full responsibility for all of the Work, including the subcontracted portion.  It is entirely the Owner's own responsibility to ensure that it has appropriate arrangements with all Subcontractors to ensure fulfilment of all the Owner's duties, responsibilities, and obligations under this Charter.  Any failure of a Subcontractor to perform shall be considered for all purposes to be a failure of the Owner to perform, and the Owner shall remain fully liable for (i) any defects in Work performed by Subcontractors; (ii) any acts or omissions of Subcontractors; and (iii) subject to clause 18, any and all damages or injuries caused by Subcontractors or arising out of their performance in relation to this Charter.

32.4The Owner shall ensure that subcontracts contain all relevant provisions, mutatis mutandis, of this Charter, and that the Charterer's rights are not limited by any provision in, or omission of any relevant provision from, a subcontract.  All subcontracts shall clearly stipulate that the Owner is acting for itself as principal and not in any way jointly with or as agent for Charterer.  Except to the extent this Charter expressly provides otherwise, no subcontract shall create a contractual relationship between the Charterer and the Subcontractor.

32.5Without affecting clause 32.6 or clause 34.1 the Charterer shall have the right to assign (including by way of security) any rights or obligations under this Charter with the prior written consent of the Owner, which is not to be unreasonably withheld, conditioned or delayed.  The Owner shall not have the right to assign any rights or obligations under this Charter.

32.6Notwithstanding clause 32.5 above or anything to the contrary in this Charter, the Owner shall be entitled to create Permitted Encumbrances and assign its rights (but not its obligations) under this Charter and Charterer Performance Security to the Owner's lenders and financiers as security provided that as a condition to such assignment, the Owner's lenders shall execute a Letter of Quiet Enjoyment.

33.ANTI-CORRUPTION, CONFLICT OF INTEREST AND SANCTIONS

33.1For the purposes of this clause 33 the following terms shall have the following meanings:

"Failing Party" shall mean the Party that fails to comply with the obligations set out in this clause 33;

"Sanctioned Entity" shall mean a person who is designated pursuant to any Applicable Laws, as subject to trade and economic sanctions, prohibitions or restrictions; and

"Sanctioned Transaction" shall mean a transaction which is prohibited or restricted by, or which may expose the Owner Group, the Charterer Group or the FSO to trade and economic sanctions, prohibitions or restrictions under any Applicable Laws.

33.2In the performance of this Charter:

(a)each Party warrants that it shall and shall ensure that its Personnel and subcontractors strictly comply with general business ethics; and

(b)the Owner warrants that it shall and shall ensure that its Personnel and subcontractors strictly comply with the Code of Business Conduct and Ethics policy.

33.3Each Party further warrants that it, its Affiliates, its Personnel and its subcontractors have not made, offered, authorized, requested, received, or accepted and will not make, offer, or authorize, request, receive or accept with respect to matters which are the subject of this Charter, any payment, gift, promise or other advantage, whether directly or indirectly through any person or entity, to or for the use or benefit of any public official or any political

37

party or any political party official or candidate for office, or any other person where such payment, gift, promise or advantage would violate: (a) any Applicable Laws, including the Foreign Corrupt Practices Act 1977 (US) or the Bribery Act 2010 (UK); or (b) the laws of the country of incorporation of such entity or such entity's ultimate parent company or of the principal place of business of such ultimate parent company.

33.4The Owner shall ensure that all subcontracts entered under this Charter shall contain warranties and representations reflecting this clause 33.

33.5Each Party shall upon the written request of the other Party, provide a written statement confirming that it has complied with all the requirements of this clause 33.

33.6Each Party shall immediately report to the other Party any act or omission which may be a breach of this clause 33. In such instances the relevant Party shall give the other Party access to all documents which in the relevant Party's sole opinion may be relevant to determine whether such a breach has occurred.

33.7Each Party warrants, represents and undertakes on a continuing basis that:

(a)neither it nor any of its Affiliates is or will be a Sanctioned Entity; and

(b)entry into and performance of this Charter is not and will not be a Sanctioned Transaction.

33.8Each Party shall comply with all Applicable Laws in performing this Charter and:

(a)shall not use the compensation received under this Charter for any Sanctioned Transaction;

(b)shall ensure that any surplus items from the FSO which, with the consent of the other Party are disposed of by such Party, are not sold, transferred, released, exported, provided or used by such Party, or any person with whom such Party directly contracts, for the purpose of or in any activity which is or would constitute a Sanctioned Transaction;

(c)shall communicate the conditions of this clause 33.8 in writing to any direct purchasers, transferees or users of items from the FSO disposed of by such Party under this Charter.

33.9Failure to comply with the obligations set out in this clause 33 shall be a breach of a material obligation under this Charter. In the event either of the Parties is a Failing Party, the non-breaching Party shall be entitled to:

(a)cease all payments to the Failing Party until such obligations are fulfilled;

(b)terminate this Charter in accordance with clause 27; and

(c)be indemnified by the Failing Party for all claims, damages, losses, penalties, costs and expenses suffered by the other Party arising out of or related to any breach of this clause 33 by the Failing Party; provided, however, that termination by the Owner of a Subcontractor and, to the extent necessary to fulfil the Owner's obligations hereunder, the procurement of a replacement subcontractor, shall cure any failure by the Owner to comply with its obligations under this clause 33 resulting from the acts or omissions of a Subcontractor.

34.MISCELLANEOUS

34.1The Owner is and shall be at all times an independent contractor. Under no circumstances will the Owner or any member of the Owner Group be considered an agent or employee of the Charterer. The Owner shall have no authority to commit or bind the Charterer or any of

38

its subsidiaries or Affiliates. Except as otherwise provided herein, the Charterer shall have no power or authority to direct, supervise or control the Owner with respect to means, manner or method of performance of the services rendered hereunder, and the Owner, in the exercise of its independent employment and as an independent contractor, shall select the means, manner and method of performance thereof.

34.2All terms and conditions of this Charter shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

34.3This Charter may be executed in one or more counterparts, including by electronic .pdf, which, taken together, shall constitute one original document.

34.4Except as specifically provided herein to the contrary, each Party hereto intends that this Charter shall not benefit or create any right or cause of action to any person other than the Parties hereto or their permitted assigns.

34.5The making, execution, and delivery of this Charter by the Parties hereto have been induced by no representation, statements, warranties or agreements other than those herein expressed or set forth in the attached appendices, annexes, exhibits or schedules. This Charter, its appendices, annexes, exhibits or schedules and the other documents executed in connection herewith, embody the entire understanding of the Parties, and there are no further or other agreements or understandings, written or oral, in effect between the Parties relating to the subject matter hereof.

34.6No failure by either Party at any time, or from time to time, to enforce or require the strict keeping and performance of any of the terms or conditions of this Charter, or to exercise a right hereunder, shall constitute a waiver of such terms or conditions.

34.7If any provision of this Charter is held to be illegal, invalid or unenforceable under present or future law, such provision shall be fully severable. This Charter shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining portions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Charter a provision as similar in terms to such illegal, invalid and unenforceable provision as may be possible and be legal, valid and enforceable.

34.8Termination of this Charter, regardless of cause, shall not relieve either Party of its obligations and limitations arising from or incidental to this Charter accruing prior to its termination including each Party's indemnification obligations hereunder.

34.9Each of the Parties hereto intends that this Charter will be treated as a lease of the FSO from the Owner to the Charterer. Neither the Charterer nor the Owner nor any of their respective Affiliates will take any actions or file any documents with the Government or any Governmental authority (including, without limitation, any tax return) which is inconsistent with the characterisation of this Charter as a lease.

34.10This Charter shall not be amended or modified, nor shall any condition herein specified be waived, absent a written instrument executed on behalf of the Parties.

35.NOTICES

35.1Notices or other communications required to be given by either Party pursuant to this Charter shall be written in English and delivered personally, sent by courier, sent by mail or sent by email to the address of the other Party set forth in clause 35.2, or to such other address as may from time to time be designated by the other Party through notification of such Party. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

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(a)notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

(b)notices given by mail shall be deemed effectively given on the seventh day after the day mailed (as indicated by the postmark) by registered airmail, postage prepaid, or the third day after delivery to an internationally recognized courier service;

(c)notices given by email shall be deemed effectively given on the date sent, if such date is a Business Day (in the country to which the notice is sent).  If the date sent is not a Business Day, notice shall be deemed effectively given on the first Business Day after the notice is sent.  Notice will not be deemed given by email where the sender receives an automated server response that the intended recipient has not received the email.

35.2Except as otherwise provided in clause 35.1, the Parties shall give all notices and send all invoices and communications under this Charter to:

If to the Owner:

World Carrier Offshore Services Corp.

Agiassou 34 Vrilissia

Athens, 15235 Greece

Attention:

Email:

With copy to:

Attention: Legal Counsel

Email:

Attention: Operations Manager

Email:

If to the Charterer:

VAALCO Gabon SA

9800 Richmond Avenue – Suite 700

Houston, Texas 77042 USA

Attention: Chief Executive Officer

Email:

With copy to:

Attention:  General Counsel

Email:

Attention: Gabon Operations

Email:

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36.OWNER GROUP PERSONNEL

36.1The Owner shall provide, itself or through other members of Owner Group, all required personnel in sufficient numbers to perform the Work safely and efficiently.

36.2The Owner shall assign only such personnel of members of the Owner Group to the Work who are fully competent, experienced, qualified, trained, have all necessary physical capacities to perform the Work, and are otherwise capable of properly performing the Work.  The Owner shall be responsible and liable for all consequences of any failure on its part to assign personnel as required by clause 36.1 and this clause 36.2, and the Owner shall not be entitled to claim any prolongation of the Project Schedule, any impact on the Hire Rate, or any Change Order as a result of such failure.

36.3The Owner shall ensure that it assigns only such personnel of members of the Owner Group to the Work who fulfil all requirements of Applicable Laws, Applicable Codes and Standards, relevant industry guidelines and norms (including having all required and current safety training and other certifications and labour hire standards).

36.4Charterer Representative and Owner Representative

(a)The Charterer shall notify the Owner of the appointment of the Charterer Representative, who shall have authority to act for and on behalf of the Charterer in all matters concerning this Charter.  The Owner shall notify the Charterer of the appointment of the Owner Representative, who shall have authority to act for and on behalf of the Owner in all matters concerning this Charter.  Neither the Charter Representative nor the Owner Representative shall have the power to amend this Charter or to relieve the Owner or the Charterer respectively from any of their obligations under this Charter.

(b)The Charterer may change the Charterer Representative at any time and from to time, and shall notify the Owner of any such change.

(c)The Owner shall not change the Owner Representative without prior notification to and concurrence of the Charterer Representative, such concurrence not to be unreasonably withheld or delayed.

(d)The Charterer Representative or the Owner Representative may, by a notice to the other Party, (i) wholly or partially delegate specific duties to one or more other individuals, including Charterer Representatives and Owner Representatives; or (ii) appoint a substitute to act during any period of absence, provided that each such individual appointed by the Owner Representative shall be subject to the Charterer's prior approval.  Each individual to whom specific duties are so delegated shall have only the authority expressly provided for in the notice.

(e)The Owner shall appoint an Owner Representative for the Site and other Worksites (as determined by Charterer) where a portion of the Work is to be performed.  The Charterer shall deliver instructions to the applicable Owner Representative with regard to the Site or such locations or the Work being performed at the Site or such locations.

36.5Key Personnel

(a)Schedule 5 – Key Personnel identifies positions in the Owner's organization for the Work which shall at the date of execution of this Charter be (i) filled by the Owner with named individuals designated as Key Personnel; or (ii) filled in due course by individuals who will, when appointed, also be Key Personnel.  The Owner shall submit résumés to the Charterer for the personnel nominated to be Key Personnel, and such nominations shall be subject to written approval (not to be unreasonably withheld) by the Charterer.

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(b)Once the approved nominees are in place, those personnel shall remain in their positions for the durations set out in schedule 5 – Key Personnel.  The Owner shall not make changes to Key Personnel without the Charterer's prior written concurrence (not to be unreasonably withheld).  The required written request for such concurrence shall include sufficient information to demonstrate, to the Charterer's satisfaction, that proposed replacement candidates are at least equally qualified and experienced as the individuals the Owner proposes to replace.  Such information shall include:

(i)detailed explanation and reason for the request; and

(ii)résumés of professional education and experience of each proposed replacement candidate (of whom there should be at least two).

37.HEALTH, SAFETY AND THE ENVIRONMENT

37.1The Owner Policies

(a)The Owner shall take full responsibility for the adequacy, stability and safety of all its operations and methods necessary for the performance of the Work and the matters contemplated in this Charter including but not limited to complying with the Owner HSE Policy ("HSE Requirements").

(b)The Owner shall maintain, during the Term its own clear and comprehensive health, safety and environmental policy and arrangements acceptable to the Charterer (the "Owner HSE Policy").

(c)The Owner shall provide the Charterer with a copy of the Owner HSE Policy immediately following the date of this Charter and shall forthwith make and implement any changes thereto which may from time to time be notified by the Charterer to the Owner.

37.2Audits

The Charterer may carry out ad hoc audits of the Owner HSE Policy to ensure that it complies with the HSE Requirements and, on the Charterer notifying the Owner of any noncompliance, the Owner shall forthwith rectify at its sole cost any deviations from the HSE Requirements which are notified to the Owner by the Charterer following any such audit.

37.3Reporting

The Owner shall keep the Charterer informed of all accidents and incidents as per the HSE Requirements. The Owner shall follow the Charterer's criteria set out in the HSE Requirements with respect to the reporting of accidents or incidents (including those resulting in personal injury to or the death of any person or damage to any property arising out of or as a consequence of the Owner's  performance of the Work) and shall promptly thereafter take all necessary remedial action in respect of any such accident or incident and shall, following such incidents, undertake investigations and prepare such reports as may be required by any Applicable Law or as may be agreed with the Charterer (acting reasonably).

38.THIRD PARTY RIGHTS

Save for in respect of clause 18 (which each member of the Charterer Group and the Owner Group, as applicable, shall be entitled to enforce) and clauses 14,  20 and 21 (which each member of the Charterer Group shall be entitled to enforce), no provision of this Charter is intended by the Parties to be construed as creating any right(s) enforceable by a third party by virtue of the Contracts (Rights of Third Parties) Act 1999 and all third party rights implied by law are, to the extent permissible by law, excluded from this Charter.    Notwithstanding this clause 38, this Charter may be rescinded, amended or varied by the Parties without

42

notice to or the consent of any person who is not a Party even if, as a result, that person’s right to enforce a term of this Charter may be varied or extinguished.    The rights of any non-Party shall be subject to such person’s written agreement to comply with the provisions of clause 39 in respect of all matters relating to such rights.

39.GOVERNING LAW AND ARBITRATION

39.1This Charter shall be governed by and construed in accordance with English law.

39.2Subject to clause 18.2(c) above, any dispute arising out of or in connection with this Charter, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in London in accordance with the rules of the London Maritime Arbitrators Association for the time being in force, which rules are deemed to be incorporated by reference in this clause 39.2.    The arbitrators shall be entitled to give interlocutory orders and/or give rulings on an agreed set of facts and/or a preliminary point of law at the request of either Party if they think fit to do so.

The reference shall be to three arbitrators. A Party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14)  days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14)  days specified, the Party referring a dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he or she had been appointed by agreement.

The Owner agrees, and shall procure that each of its Affiliate agrees, that any Affiliate of the Owner may be joined to any proceedings under this Charter and/or proceedings consolidated, in each case in respect of any claim pursuant to the Operating Agreement.

The arbitrators' award shall be final and binding upon both Parties and may be enforced in any court having jurisdiction in respect thereof.

The arbitration shall be conducted in the English language.

39.3The arbitrators shall determine which Party shall bear the expenses of the proceedings, or the proportion of such expenses which each Party shall bear.

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IN WITNESS WHEREOF, the Parties have caused this Charter to be executed as of the day, month and year first written above.

OWNER:	CHARTERER:
WORLD CARRIER OFFSHORE SERVICES CORP	VAALCO GABON SA
By: /s/ George Fragkistas	By: /s/ George Maxwell
Name: George Fragkistas	Name: George Maxwell
Title: Chief Executive Officer	Title: Chief Executive Officer

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schedule 1
PROJECT SCHEDULE

45

schedule 2
TECHNICAL SPECIFICATIONS

47

schedule 3
CHARTERER'S OBLIGATIONS

48

schedule 4
OWNER'S OBLIGATIONS

50

schedule 5
Key personnel

•

51

schedule 6
SCHEDULE OF RATES

•Without prejudice to the provisions of this Charter, all operational and capital cost throughout life of Charter to be covered by Charter rates

•Without prejudice to the provisions of this Charter, the Charter Rate will remain at the Agreed Rate for the Term of the Charter, with only modifications occurring at the extension period

•The following rates apply in respect of the following events:

oEarly Termination Payment – relevant figure in schedule 11, Part A – Purchase Option minus the figure derived from the following calculation:

the FSO light ship weight * the BIMCO or Clarksons published scrap price (whichever is the greater) for shipyards/breakers yards in India or Pakistan * 90%

oTermination for Force Majeure - see table in schedule 10

oPurchase Option – see table in schedule 11

oForce Majeure Rate, being 80% of the Hire Rate

Hire Rate: [*****] per day for Years 1, 2, 3, 4 and 5

Hire Rate: [*****] per day for Years 6, 7 and 8

Hire Rate: [*****] per day for Years 9 and 10

Prepayment of Hire in the sum of US$6,000,000 to be released in parts on the following milestones:

oUS$2,000,000 [*****]

oUS$2,000,000 [*****]

oUS$2,000,000 [*****]

Charterer entitled to deduct US$200,000 from each of the first 30 hire invoices issued by Owner in respect of the recovery of the prepayment.  In the event the Start Date does not occur, such portion of the prepayment as has been paid by the Charterer shall be repaid to the Charterer on written request by the Charterer.

Mobilization fee of US$1,000,000 to be paid as follows:

oUS$500,000 within seven (7) days from FSO sail away from the shipyard

oUS$500,000 within seven (7) days from FSO arrival at the Field

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schedule 7
LETTER OF QUIET ENJOYMENT

53

schedule 8
FORM OF GUARANTEE

Owner Performance Security

Deed of Guarantee and Indemnity [Owner or Affiliate] and [Charterer]
in respect of Bareboat Charter
_____________ 2021

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THIS DEED OF GUARANTEE AND INDEMNITY is made as a deed on _________________ 2021 between:

(1)[OWNER or AFFILIATE], a company incorporated in [] and having its principal office at [] (the "Guarantor"); and

(2)[CHARTERER], a company incorporated in [] and having its principal office at []  (the "Beneficiary"),

each a "Party" and together the "Parties".

recitals

(A)The Beneficiary has, on the same date as this Deed of Guarantee and Indemnity, entered into a Bareboat Charter with [Owner] (Owner) in respect of the provision of an FSO on the Field (Charter).

(B)[VAALCO] is the operator of the Field on behalf of the Co-venturers, pursuant to the Etame Marin JOA.

(C)The Beneficiary has agreed to enter into the Charter subject to the Guarantor agreeing to enter into this Deed of Guarantee and Indemnity in respect of the Guaranteed Obligations as set out in clause 2.

(D)The Guarantor is [the [ultimate] parent company of the Owner] and has agreed (it being in its best commercial interests to do so) to enter into this Deed of Guarantee and Indemnity in respect of the Guaranteed Obligations.

the parties agree as follows:

1.INTERPRETATION

1.1In this Deed of Guarantee and Indemnity, unless otherwise defined or provided for in this Deed of Guarantee and Indemnity, words and expressions shall have the following meanings:

"Affiliate" means, in relation to a person, a company, partnership or other legal entity which controls, is controlled by, or which is under common control with, that person, and "control" means the ownership, directly or indirectly, of fifty per cent (50%) or more of the voting rights in a company, partnership or other legal entity;

"Business Day" means a day throughout which banks are open for business in New York, London and the Gabonese Republic;

"Charter" has the meaning given to it in Recital (A);

"Co-venturer" has the meaning given to it in the Charter;

"Default Rate" means US Dollar LIBOR plus seven per cent (7%);

"Etame Marin JOA" has the meaning given to it in the Charter;

"Field" has the meaning given to it in the Charter;

"FSO" has the meaning given to it in the Charter;

"Guaranteed Obligations" has the meaning given in clause 2;

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"Operating Agreement" has the meaning given to it in the Charter; and

"US Dollar LIBOR" has the meaning given to it in the Charter.

1.2In this Deed of Guarantee and Indemnity, unless otherwise specified:

(a)clause headings shall not affect the interpretation of this Deed of Guarantee and Indemnity;

(b)a reference to a "company" shall include any company, corporation or other body corporate, wherever and however incorporated or established, a partnership, a  joint venture and unincorporated association;

(c)the words "include",  "includes",  ''including" "inclusive of'' shall mean "including but not limited to";

(d)a  "person" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

(e)reference to "clauses" are to clauses of this Deed of Guarantee and Indemnity;

(f)"writing" means typed text or legible manuscript text (including by e-mail);

(g)words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(h)reference to a legal or regulatory provision or standard is to be construed as a reference to that legal or regulatory provision or standard as the same may have been amended or re-enacted before the date of this Deed of Guarantee and Indemnity;

(i)reference to any statute, statutory instrument, regulation, by-law or other requirement of English law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, procedure, court, official or any legal concept or doctrine or other expression shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English term;

(j)a reference to a statute or statutory provision shall include all subordinate legislation made as at the date of this Deed of Guarantee and Indemnity under that statute or statutory provision;

(k)reference to the time of day is reference to time in London, England;

(l)unless the context otherwise requires, references to documents and agreements shall be construed as references to those documents or agreements as may have been or are amended, supplemented, novated or superseded from time to time; and

(m)a  reference to a Party shall include that Party's successors and permitted assigns.

2.GUARANTEE

2.1The Guarantor (as a primary obligor and not merely as a surety) at the request of the Beneficiary hereby irrevocably and unconditionally guarantees to the Beneficiary:

(a)the due and punctual performance and observance by the Owner of all of its obligations under the Charter; and

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(b)the due and punctual payment to the Beneficiary by the Owner of all amounts which the Owner is or shall become obliged to pay to the Beneficiary under the Charter,

(together the Guaranteed Obligations).

2.2If the Owner fails to pay or perform in full and on time any of the Guaranteed Obligations, the Guarantor irrevocably and unconditionally undertakes that it shall immediately on demand pay or perform the Guaranteed Obligations as if it were the principal obligor.

2.3The Guarantor irrevocably and unconditionally agrees with the Beneficiary that, if for any reason, any amount claimed under this Deed of Guarantee and Indemnity is not recoverable on the basis of a guarantee, the Guarantor will be liable as a primary obligor to indemnify the Beneficiary against any cost, loss, or liability incurred by the Beneficiary as a result of the Owner failing to pay or carry out any of the Guaranteed Obligations, provided the amount payable by the Guarantor under this Deed of Guarantee and Indemnity will not exceed the amount it would have had to pay if the amount claimed had been recoverable on the basis of a guarantee.

2.4The provisions of this Deed of Guarantee and Indemnity shall not be interpreted or construed in a way so as to impose on the Guarantor the obligation to pay to the Beneficiary an amount greater than the amount owed by the Owner to the Beneficiary under the terms of the Charter. The liability of the Owner under the Charter shall be automatically reduced by any amount paid by the Guarantor to the Beneficiary pursuant to this Deed of Guarantee and Indemnity.

3.MATTERS NOT TO REDUCE THE GUARANTOR'S LIABILITY

3.1If any purported obligation or liability of the Owner under the Charter which, if valid, would have been the subject of this Deed of Guarantee and Indemnity is not or ceases to be valid or enforceable on any ground whatsoever (whether or not known to the Beneficiary or the Owner) (including any defect in or want of powers of the Owner or irregular exercise thereof or lack of authority by any person apparently authorised to act on behalf of the Owner or any legal or other limitation (whether under the Limitation Act 1980 or otherwise), disability, incapacity or any change in the constitution of or any amalgamation, reconstruction or liquidation of the Owner), the Guarantor shall nevertheless be liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and as if the Guarantor were the principal debtor in respect thereof.  The Guarantor hereby agrees to indemnify, defend and hold the Beneficiary harmless in accordance with the terms of this Deed of Guarantee and Indemnity against all damages, losses, costs and expenses arising from any failure of the Owner to carry out any such purported obligation or liability by reason of it not being or ceasing to be valid or enforceable.

3.2The obligations and liabilities of the Guarantor in respect of the Guaranteed Obligations shall not in any way be affected nor shall this Deed of Guarantee and Indemnity be discharged or diminished by reason of any of the following (whether or not known to the Guarantor or the Beneficiary):

(a)any time, consent, waiver or release being given by the Beneficiary to the Owner or to any surety, or by any other indulgence or concession granted by the Beneficiary to the Owner or to any surety in respect of (or any variation or waiver of) any of the Guaranteed Obligations or any obligations of any surety (whether the same be made with the Guarantor's consent or not);

(b)any termination, amendment, variation, replacement, restatement or supplement of or to the Charter or any of the Guaranteed Obligations;

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(c)the taking, holding, variation, compromise, renewal, non-enforcement, release or refusal or neglect to perfect or enforce any right, remedies or securities against the Owner or any other person;

(d)any present or future guarantee, indemnity or security being or becoming wholly or partially void, voidable or unenforceable on any ground whatsoever;

(e)the insolvency, bankruptcy, liquidation, administration, winding-up, dissolution, receivership, incapacity, amalgamation, reconstruction, re-organisation or any analogous proceedings relating to the Owner or the Guarantor;

(f)any claim or enforcement of payment from the Owner or any other person;

(g)any change in the status, function, constitution or ownership of the Owner, the Guarantor or the Beneficiary;

(h)any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of the Owner or any other person in connection with the Guaranteed Obligations; or

(i)any other act, omission, event, circumstance, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Guarantor from any of its obligations under this Deed of Guarantee and Indemnity or affect or prejudice any of the rights, powers or remedies conferred upon the Beneficiary under this Deed of Guarantee and Indemnity or by law.

4.NO COMPETITION

4.1Until all the Guaranteed Obligations have been irrevocably paid, discharged or satisfied in full, the Guarantor will not exercise any rights which it may have:

(a)to be subrogated to or otherwise entitled to share in, any security or monies held, received or receivable by the Beneficiary or to claim any right of contribution in relation to any payment made by the Guarantor under this Deed of Guarantee and Indemnity;

(b)to exercise or enforce any of its rights of subrogation and indemnity against the Owner;

(c)following a claim being made on the Guarantor, to claim any set-off or counterclaim against the Owner; and

(d)to claim or prove in a liquidation or other insolvency proceeding of the Owner in competition with the Beneficiary.

4.2If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution on trust for the Beneficiary and shall promptly pay or transfer the same to the Beneficiary or as the Beneficiary may direct.

5.DISCHARGE TO BE CONDITIONAL

Any release, discharge or settlement between the Guarantor and the Beneficiary shall be conditional upon no security, disposition or payment to the Beneficiary by the Owner or any other person in respect of the Guaranteed Obligations being void, set aside or ordered to be refunded pursuant to any enactment or law in relation to bankruptcy, liquidation or insolvency (or its equivalent in any relevant jurisdiction) or for any reason whatever, and if such condition shall not be fulfilled the Beneficiary shall be entitled to enforce this Deed of Guarantee and Indemnity as if such release, discharge or settlement had not occurred and any such payment had not been made.

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6.ENFORCEMENT

The Beneficiary shall not be obliged before exercising or enforcing any of its rights, powers or remedies conferred upon it by this Deed of Guarantee and Indemnity or by law:

6.1to take any action or obtain any judgement in any court or tribunal against the Owner or any other person;

6.2to make or file any claim or proof in connection with the bankruptcy, liquidation, administration or insolvency (or its equivalent in any relevant jurisdiction) of the Owner or any other person;

6.3to make, enforce or seek to enforce any claim, right or remedy against the Owner or any other person under any security or other document, agreement or arrangement; or

6.4to enforce against and/or realise (or seek so to do) any security that it may have in respect of all or any part of the Guaranteed Obligations.

7.REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to the Beneficiary as at the date of this Deed of Guarantee and Indemnity:

(a)the execution, delivery and performance of this Deed of Guarantee and Indemnity, have been duly and validly authorised by the Guarantor;

(b)the signing of this Deed of Guarantee and Indemnity by the Guarantor and the performance of its obligations under this Deed of Guarantee and Indemnity shall not contravene or constitute a breach of or default under any provision contained in any agreement or instrument to which it is a party or by which it is bound nor will it result in a breach of any provision of its memorandum or articles of association or equivalent constitutional documents nor will it result in a breach of any order, judgment or decree of any court or governmental, administrative, judicial or regulatory body, authority or organisation or any law to which it is a party or by which it is bound;

(c)the Guarantor is duly organised, validly existing and in good standing under the laws of [].  The Guarantor has all requisite power and authority to execute and deliver this Deed of Guarantee and Indemnity and to perform its obligations hereunder;

(d)the Guarantor is not for statutory purposes deemed to be unable to pay its debts nor is it unable to pay its debt as they become due;

(e)no order has been served on the Guarantor and no resolution has been passed for the winding-up or dissolution of the Guarantor; the Guarantor is not in administration and no steps have been taken to place the Guarantor into administration (including the filing of any notice of intention to appoint an administrator over the Guarantor); the Guarantor is not subject to a company voluntary arrangement and no such arrangement has been proposed nor is the Guarantor subject to a scheme of arrangement and no such scheme has been proposed; no receiver (whether statutory or contractual) has been appointed to the Guarantor or any of its assets; the Guarantor is not in administrative receivership and has not suspended payments on any of its debts, nor entered into any compromises with any or all of its creditors;

(f)all consents, permissions, approvals and agreements of its shareholders, lenders or any third parties which are necessary or desirable for it to obtain in order to enter into and perform this Deed of Guarantee and Indemnity in accordance with its terms have been unconditionally obtained in writing and have been disclosed in writing to the Beneficiary; and

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(g)the Guarantor, its Affiliates, its personnel and its subcontractors have not made, offered, authorized, requested, received, or accepted and will not make, offer, or authorize, request, receive or accept with respect to the matters which are the subject of this Guarantee and Indemnity or the Charter, any payment, gift, promise or other advantage, whether directly or indirectly through any person or entity, to or for the use or benefit of any public official or any political party or any political party official or candidate for office, or any other person where such payment, gift, promise or advantage would violate: (a) any Applicable Laws, including the Foreign Corrupt Practices Act 1977 (US) or the Bribery Act 2010 (UK); or (b) the laws of the country of incorporation of such entity or such entity's ultimate parent company or of the principal place of business of such ultimate parent company.  The Guarantor has instituted, maintained and monitored policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable anti-bribery and corruption laws.

8.CONTINUING AND ADDITIONAL SECURITY

8.1This Deed of Guarantee and Indemnity is a continuing security and shall remain in full force and effect until all the Guaranteed Obligations and the indemnity obligations have been discharged or satisfied in full notwithstanding any intermediate payment or discharge by the Guarantor of the Guaranteed Obligations or the liquidation or other incapacity or any change in the constitution or name of the Owner or of the Guarantor or any settlement of account or other matter or thing whatsoever.

8.2This Deed of Guarantee and Indemnity is in addition to and shall not merge with or otherwise prejudice or affect or be prejudiced by any other right, remedy, guarantee, indemnity or security and may be enforced without first having recourse to the same or any other bill, note, mortgage, charge, pledge or lien now or hereafter held by or available to the Beneficiary.

9.PAYMENTS AND WITHHOLDINGS

9.1Subject to clause 2.4, all payments to be made by the Guarantor under the Deed of Guarantee and Indemnity shall be made in immediately available cleared funds, without any deduction or set-off or counterclaim and free and clear of and without deduction for or on account of any taxes, levies, imports, duties, charges, fees and withholdings of any nature now or hereafter imposed by any governmental, fiscal or other authority save as required by law or regulation which is binding on the Guarantor.  If the Guarantor is required by law or regulation to make any such deduction, it will pay to the Beneficiary such additional amounts as are necessary to ensure receipt by the Beneficiary of the full amount which that party would have received but for the deduction.  The Guarantor shall promptly deliver or procure delivery to the Beneficiary of all receipts issued to it evidencing each deduction or withholding which it has made.

9.2If the Guarantor fails to pay any sum payable under this Deed of Guarantee and Indemnity within fifteen (15) Business Days of receipt of a demand for payment, the Guarantor shall pay an amount equivalent to interest on such sum for the period from and including the date the demand for such amount was received up to the date of actual payment (both before and after judgment) at the Default Rate which shall accrue from day to day and be compounded monthly and shall be paid by the Guarantor on demand.

10.WAIVER

10.1No failure or delay by the Beneficiary in exercising any right, power or privilege under this Deed of Guarantee and Indemnity or by law shall operate as a waiver of that right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other further exercise thereof or the exercise of any other right, power or privilege.

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10.2A waiver given or consent granted by the Beneficiary under this Deed of Guarantee and Indemnity will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

10.3The Beneficiary may release or compromise the liability of, or grant time or any other indulgence without compromising or affecting the liability of the Guarantor.

10.4The powers which this Deed of Guarantee and Indemnity confers on the Beneficiary are cumulative, without prejudice to any rights or remedies provided by law and may be exercised as often as the Beneficiary thinks appropriate.

11.SEVERANCE

Each provision of this Deed of Guarantee and Indemnity is severable and distinct from the others and, if any such provision shall in whole or in part be held to any extent to be invalid, illegal or unenforceable in any respect under any enactment or rule of law, that provision or part shall to that extent be deemed not to form part of this Deed of Guarantee and Indemnity and the validity, legality and enforceability of the remainder of this Deed of Guarantee and Indemnity shall not be affected or impaired in any way.

12.CONTINUATION OF DEED OF GUARANTEE AND INDEMNITY

This Deed of Guarantee and Indemnity shall remain in full force and effect notwithstanding any amendments, variations, replacements or supplements from time to time to the Charter.

13.ASSIGNMENT

13.1No Party shall be entitled to assign, transfer, encumber, sub-contract, delegate, declare a trust over or deal in any other manner with any or all of its rights and obligations under this Deed of Guarantee and Indemnity without the prior written consent of the other Party.

13.2This Deed of Guarantee and Indemnity shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

14.ENFORCEMENT COSTS

The Guarantor hereby agrees to indemnify, defend and hold harmless (save insofar as otherwise indemnified under this Deed of Guarantee and Indemnity) the Beneficiary on demand against all losses, actions, claims, costs, charges, expenses and liabilities incurred or sustained by the Beneficiary in any enforcement or attempted enforcement of this Deed of Guarantee and Indemnity or occasioned by any breach by the Guarantor of any of the covenants or obligations to the Beneficiary under this Deed of Guarantee and Indemnity.

15.NOTICES

15.1Except as otherwise provided in this Deed of Guarantee and Indemnity, any notice, demand or other communication given or made under or in connection with the matters contemplated by this Deed of Guarantee and Indemnity shall be in writing, in the English language and must be:

(a)delivered by hand;

(b)delivered by internationally recognised courier with tracked delivery;

(c)sent by email, with the notice attached in PDF format,

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to:

in the case of the Beneficiary:
Address	[]
Email Address	[]
Attention	[]
in the case of the Guarantor:
Address	[]
Email Address	[]
Attention	[]

and shall be deemed to have been duly given or made as follows:

(a)if delivered by hand or by courier, upon delivery at the address of the relevant Party; and

(b)if sent by email, on the date sent if such date is a Business Day (in the country to which the notice is sent).  If the date sent is not a Business Day, notice shall be deemed effectively given on the first Business Day after the notice is sent.  Notice will not be deemed given by email where the sender receives an automated server response that the intended recipient has not received the email, provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

15.2In proving the giving of a notice it shall be sufficient to prove that delivery in person was made or that the envelope containing the notice was properly addressed and posted or that the email was properly addressed and transmitted and no notice of failure of delivery was received by the sender, as the case may be.

15.3A Party may notify the other Parties to this Deed of Guarantee and Indemnity of a change to its name, relevant addressee or address for the purposes of clause 15 provided that such notification shall only be effective on:

(a)the date specified in the notification as the date on which the change is to take place; or

(b)if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date falling five (5) Business Days after notice of any such change has been given.

16.CURRENCY

All payments to be made under this Deed of Guarantee and Indemnity shall be made in the currency in which the Guaranteed Obligations were expressed to be payable.

17.AMENDMENT

A variation of this Deed of Guarantee and Indemnity shall be in writing and executed as a deed by or on behalf of each Party.

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18.THIRD PARTY RIGHTS

18.1The Parties confirm that no term of this Deed of Guarantee and Indemnity is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Deed of Guarantee and Indemnity.

18.2The Parties may amend, vary or terminate this Deed of Guarantee and Indemnity in such a way as may affect any rights or benefits of any third party which are directly enforceable against the Parties under the Contracts (Rights of Third Parties) Act 1999 without the consent of such third party.

18.3Any third party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it by this Deed of Guarantee and Indemnity may not veto any amendment, variation or termination of this Deed of Guarantee and Indemnity which is proposed by the Parties and which may affect the rights or benefits of the third party.

19.CERTIFICATES CONCLUSIVE

A certificate, determination, notification or opinion of the Beneficiary as to any amount payable under this Deed of Guarantee and Indemnity will be conclusive and binding on the Guarantor except in the case of fraud or manifest error.

20.COUNTERPARTS

This Deed of Guarantee and Indemnity may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document, provided, however, that none of the counterparts will be effective until both parties have executed a counterpart thereof.  Each counterpart shall constitute an original of this Deed of Guarantee and Indemnity but all the counterparts together shall constitute one and the same agreement.

21.GOVERNING LAW AND ARBITRATION

21.1This Deed of Guarantee and Indemnity shall be governed by and construed in accordance with English law.

21.2Any dispute arising out of or in connection with this Deed of Guarantee and Indemnity, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in London in accordance with the rules of the London Maritime Arbitrators Association for the time being in force, which rules are deemed to be incorporated by reference in this clause 21.239.2.  The arbitrators shall be entitled to give interlocutory orders and/or give rulings on an agreed set of facts and/or a preliminary point of law at the request of either Party if they think fit to do so.

The reference shall be to three arbitrators. A Party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he or she had been appointed by agreement.

The Parties agree, and shall procure that each of its Affiliates agrees, that any Affiliate of either may be joined to any proceedings under this Deed of Guarantee and Indemnity

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and/or proceedings consolidated, in each case in respect of any claim pursuant to the Charter or the Operating Agreement.

The arbitrators' award shall be final and binding upon both Parties and may be enforced in any court having jurisdiction in respect thereof.

The arbitration shall be conducted in the English language.

21.3The arbitrators shall determine which Party shall bear the expenses of the proceedings, or the proportion of such expenses which each Party shall bear.

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IN WITNESS whereof the Guarantor and the Beneficiary have executed and delivered this Deed of Guarantee and Indemnity as a deed the day and year first above written.

OWNER or AFFILIATE]
Executed as a deed by [OWNER or AFFILIATE] acting by:	) ) )	………………………………………………………………… Director
………………………………………………………………… Director

Executed as a deed for and on behalf of [CHARTERER] acting by:	) ) )	………………………………………………………………… Director
………………………………………………………………… Director

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Charterer Performance Security

Deed of Guarantee and Indemnity [Co-venturer or Affiliate] and [Owner]
in respect of Bareboat Charter
_____________ 2021

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THIS DEED OF GUARANTEE AND INDEMNITY is made as a deed on _________________ 2021 between:

(1)[CO-VENTURER or AFFILIATE], a company incorporated in [] and having its principal office at [] (the "Guarantor"); and

(2)[OWNER], a company incorporated in [] and having its principal office at []  (the "Beneficiary"),

each a "Party" and together the "Parties".

recitals

(A)The Beneficiary has, on the same date as this Deed of Guarantee and Indemnity, entered into a Bareboat Charter with [VAALCO]  (Charterer) in respect of the provision of an FSO on the Field (Charter).

(B)[VAALCO] is the operator of the Field on behalf of the Co-venturers, pursuant to the Etame Marin JOA.

(C)The Beneficiary has agreed to enter into the Charter subject to (i) the Guarantor agreeing to enter into this Deed of Guarantee and Indemnity in respect of the Guaranteed Obligations as set out in clause 2 and (ii) the other Co-venturers holding a paying interest in the Field agreeing to enter into, or procuring the entry into by an Affiliate of such Co-venturer on its behalf (in each case by an entity with a credit standing reasonably acceptable to the Beneficiary), a deed of guarantee and indemnity (on terms identical to this Deed of Guarantee and Indemnity) in respect of their respective paying interest in the Field (together, the Other Deeds of Guarantee and Indemnity).  This Deed of Guarantee and Indemnity, together with the Other Deeds of Guarantee and Indemnity, relate to the entirety of the Charterer's obligations pursuant to the Charter.

(D)The Guarantor is [a  Co-venturer holding a paying interest in the Field / the [ultimate] parent company of a Co-venturer holding a paying interest in the Field] and has agreed (it being in its best commercial interests to do so) to enter into this Deed of Guarantee and Indemnity in respect of the Guaranteed Obligations.

the parties agree as follows:

1.INTERPRETATION

1.1In this Deed of Guarantee and Indemnity, unless otherwise defined or provided for in this Deed of Guarantee and Indemnity, words and expressions shall have the following meanings:

"Affiliate" means, in relation to a person, a company, partnership or other legal entity which controls, is controlled by, or which is under common control with, that person, and "control" means the ownership, directly or indirectly, of fifty per cent (50%) or more of the voting rights in a company, partnership or other legal entity;

"Business Day" means a day throughout which banks are open for business in New York, London and the Gabonese Republic;

"Charter" has the meaning given to it in Recital (A);

"Charterer" has the meaning given to it in Recital (A);

"Co-venturer" has the meaning given to it in the Charter;

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"Default Rate" means US Dollar LIBOR plus seven per cent (7%);

"Etame Marin JOA" has the meaning given to it in the Charter;

"Field" has the meaning given to it in the Charter;

"FSO" has the meaning given to it in the Charter;

"Guaranteed Obligations" has the meaning given in clause 2;

"Operating Agreement" has the meaning given to it in the Charter;

"Other Deeds of Guarantee and Indemnity" has the meaning given in Recital (C); and

"US Dollar LIBOR" has the meaning given to it in the Charter.

1.2In this Deed of Guarantee and Indemnity, unless otherwise specified:

(a)clause headings shall not affect the interpretation of this Deed of Guarantee and Indemnity;

(b)a reference to a "company" shall include any company, corporation or other body corporate, wherever and however incorporated or established, a partnership, a  joint venture and unincorporated association;

(c)the words "include",  "includes",  ''including" "inclusive of'' shall mean "including but not limited to";

(d)a  "person" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

(e)reference to "clauses" are to clauses of this Deed of Guarantee and Indemnity;

(f)"writing" means typed text or legible manuscript text (including by e-mail);

(g)words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(h)reference to a legal or regulatory provision or standard is to be construed as a reference to that legal or regulatory provision or standard as the same may have been amended or re-enacted before the date of this Deed of Guarantee and Indemnity;

(i)reference to any statute, statutory instrument, regulation, by-law or other requirement of English law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, procedure, court, official or any legal concept or doctrine or other expression shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English term;

(j)a reference to a statute or statutory provision shall include all subordinate legislation made as at the date of this Deed of Guarantee and Indemnity under that statute or statutory provision;

(k)reference to the time of day is reference to time in London, England;

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(l)unless the context otherwise requires, references to documents and agreements shall be construed as references to those documents or agreements as may have been or are amended, supplemented, novated or superseded from time to time; and

(m)a  reference to a Party shall include that Party's successors and permitted assigns.

2.GUARANTEE

2.1The Guarantor (as a primary obligor and not merely as a surety) at the request of the Beneficiary hereby irrevocably and unconditionally guarantees to the Beneficiary the due and punctual payment to the Beneficiary by the Charterer of all amounts which the Charterer is or shall become obliged to pay to the Beneficiary under the Charter (the Guaranteed Obligations).

2.2If the Charterer fails to pay in full and on time any of the Guaranteed Obligations, the Guarantor irrevocably and unconditionally undertakes that it shall immediately on demand pay the Guaranteed Obligations as if it were the principal obligor.

2.3The Guarantor irrevocably and unconditionally agrees with the Beneficiary that, if for any reason, any amount claimed under this Deed of Guarantee and Indemnity is not recoverable on the basis of a guarantee, the Guarantor will be liable as a primary obligor to indemnify the Beneficiary against any cost, loss, or liability incurred by the Beneficiary as a result of the Charterer failing to pay any of the Guaranteed Obligations, provided the amount payable by the Guarantor under this Deed of Guarantee and Indemnity will not exceed the amount it would have had to pay if the amount claimed had been recoverable on the basis of a guarantee.

2.4Without prejudice to clause 3.1 and notwithstanding any other provision of this Deed of Guarantee and Indemnity, the total liability of the Guarantor under this Deed of Guarantee and Indemnity shall not exceed [] per cent ([]%) of the Guaranteed Obligations. The liability of the Charterer under the Charter shall be automatically reduced by the aggregate of (i) any amount paid by the Guarantor to the Beneficiary pursuant to this Deed of Guarantee and Indemnity and (ii) (pro rata to any reduction under the Other Deeds of Guarantee and Indemnity) the amounts paid to the Beneficiary pursuant to the Other Deeds of Guarantee and Indemnity.

2.5In no event shall the Guarantor be required to pay any sums pursuant to any of the Other Deeds of Guarantee and Indemnity, including as a result of a failure by the guarantor thereunder to pay.

3.MATTERS NOT TO REDUCE THE GUARANTOR'S LIABILITY

3.1If any purported obligation or liability of the Charterer under the Charter which, if valid, would have been the subject of this Deed of Guarantee and Indemnity is not or ceases to be valid or enforceable on any ground whatsoever (whether or not known to the Beneficiary or the Charterer) (including any defect in or want of powers of the Charterer or irregular exercise thereof or lack of authority by any person apparently authorised to act on behalf of the Charterer or any legal or other limitation (whether under the Limitation Act 1980 or otherwise), disability, incapacity or any change in the constitution of or any amalgamation, reconstruction or liquidation of the Charterer), the Guarantor shall nevertheless be liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and as if the Guarantor were the principal debtor in respect thereof.  The Guarantor hereby agrees to indemnify, defend and hold the Beneficiary harmless in accordance with the terms of this Deed of Guarantee and Indemnity against [] per cent ([]%) of all damages, losses, costs and expenses arising from any failure of the Charterer to carry out any such purported obligation or liability by reason of it not being or ceasing to be valid or enforceable.

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3.2The obligations and liabilities of the Guarantor in respect of the Guaranteed Obligations shall not in any way be affected nor shall this Deed of Guarantee and Indemnity be discharged or diminished by reason of any of the following (whether or not known to the Guarantor or the Beneficiary):

(a)any time, consent, waiver or release being given by the Beneficiary to the Charterer or to any surety, or by any other indulgence or concession granted by the Beneficiary to the Charterer or to any surety in respect of (or any variation or waiver of) any of the Guaranteed Obligations or any obligations of any surety (whether the same be made with the Guarantor's consent or not);

(b)any termination, amendment, variation, replacement, restatement or supplement of or to the Charter or any of the Guaranteed Obligations;

(c)the taking, holding, variation, compromise, renewal, non-enforcement, release or refusal or neglect to perfect or enforce any right, remedies or securities against the Charterer or any other person;

(d)any present or future guarantee, indemnity or security being or becoming wholly or partially void, voidable or unenforceable on any ground whatsoever;

(e)the insolvency, bankruptcy, liquidation, administration, winding-up, dissolution, receivership, incapacity, amalgamation, reconstruction, re-organisation or any analogous proceedings relating to the Charterer or the Guarantor;

(f)any claim or enforcement of payment from the Charterer or any other person;

(g)any change in the status, function, constitution or ownership of the Charterer, the Guarantor or the Beneficiary;

(h)any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of the Charterer or any other person in connection with the Guaranteed Obligations; or

(i)any other act, omission, event, circumstance, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Guarantor from any of its obligations under this Deed of Guarantee and Indemnity or affect or prejudice any of the rights, powers or remedies conferred upon the Beneficiary under this Deed of Guarantee and Indemnity or by law.

4.NO COMPETITION

4.1Until all the Guaranteed Obligations have been irrevocably paid, discharged or satisfied in full, the Guarantor will not exercise any rights which it may have:

(a)to be subrogated to or otherwise entitled to share in, any security or monies held, received or receivable by the Beneficiary or to claim any right of contribution in relation to any payment made by the Guarantor under this Deed of Guarantee and Indemnity;

(b)to exercise or enforce any of its rights of subrogation and indemnity against the Charterer;

(c)following a claim being made on the Guarantor, to claim any set-off or counterclaim against the Charterer; or

(d)to claim or prove in a liquidation or other insolvency proceeding of the Charterer in competition with the Beneficiary.

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4.2If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution on trust for the Beneficiary and shall promptly pay or transfer the same to the Beneficiary or as the Beneficiary may direct.

5.DISCHARGE TO BE CONDITIONAL

Any release, discharge or settlement between the Guarantor and the Beneficiary shall be conditional upon no security, disposition or payment to the Beneficiary by the Charterer or any other person in respect of the Guaranteed Obligations being void, set aside or ordered to be refunded pursuant to any enactment or law in relation to bankruptcy, liquidation or insolvency (or its equivalent in any relevant jurisdiction) or for any reason whatever, and if such condition shall not be fulfilled the Beneficiary shall be entitled to enforce this Deed of Guarantee and Indemnity as if such release, discharge or settlement had not occurred and any such payment had not been made.

6.ENFORCEMENT

The Beneficiary shall not be obliged before exercising or enforcing any of its rights, powers or remedies conferred upon it by this Deed of Guarantee and Indemnity or by law:

6.1to take any action or obtain any judgement in any court or tribunal against the Charterer or any other person;

6.2to make or file any claim or proof in connection with the bankruptcy, liquidation, administration or insolvency (or its equivalent in any relevant jurisdiction) of the Charterer or any other person;

6.3to make, enforce or seek to enforce any claim, right or remedy against the Charterer or any other person under any security or other document, agreement or arrangement; or

6.4to enforce against and/or realise (or seek so to do) any security that it may have in respect of all or any part of the Guaranteed Obligations.

7.REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to the Beneficiary as at the date of this Deed of Guarantee and Indemnity:

(a)the execution, delivery and performance of this Deed of Guarantee and Indemnity, have been duly and validly authorised by the Guarantor;

(b)the signing of this Deed of Guarantee and Indemnity by the Guarantor and the performance of its obligations under this Deed of Guarantee and Indemnity shall not contravene or constitute a breach of or default under any provision contained in any agreement or instrument to which it is a party or by which it is bound nor will it result in a breach of any provision of its memorandum or articles of association or equivalent constitutional documents nor will it result in a breach of any order, judgment or decree of any court or governmental, administrative, judicial or regulatory body, authority or organisation or any law to which it is a party or by which it is bound;

(c)the Guarantor is duly organised, validly existing and in good standing under the laws of [].  The Guarantor has all requisite power and authority to execute and deliver this Deed of Guarantee and Indemnity and to perform its obligations hereunder;

(d)the Guarantor is not for statutory purposes deemed to be unable to pay its debts nor is it unable to pay its debt as they become due;

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(e)no order has been served on the Guarantor and no resolution has been passed for the winding-up or dissolution of the Guarantor; the Guarantor is not in administration and no steps have been taken to place the Guarantor into administration (including the filing of any notice of intention to appoint an administrator over the Guarantor); the Guarantor is not subject to a company voluntary arrangement and no such arrangement has been proposed nor is the Guarantor subject to a scheme of arrangement and no such scheme has been proposed; no receiver (whether statutory or contractual) has been appointed to the Guarantor or any of its assets; the Guarantor is not in administrative receivership and has not suspended payments on any of its debts, nor entered into any compromises with any or all of its creditors;

(f)all consents, permissions, approvals and agreements of its shareholders, lenders or any third parties which are necessary or desirable for it to obtain in order to enter into and perform this Deed of Guarantee and Indemnity in accordance with its terms have been unconditionally obtained in writing and have been disclosed in writing to the Beneficiary; and

(g)the Guarantor, its Affiliates, its personnel and its subcontractors have not made, offered, authorized, requested, received, or accepted and will not make, offer, or authorize, request, receive or accept with respect to the matters which are the subject of this Guarantee and Indemnity or the Charter, any payment, gift, promise or other advantage, whether directly or indirectly through any person or entity, to or for the use or benefit of any public official or any political party or any political party official or candidate for office, or any other person where such payment, gift, promise or advantage would violate: (a) any Applicable Laws, including the Foreign Corrupt Practices Act 1977 (US) or the Bribery Act 2010 (UK); or (b) the laws of the country of incorporation of such entity or such entity's ultimate parent company or of the principal place of business of such ultimate parent company.  The Guarantor has instituted, maintained and monitored policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable anti-bribery and corruption laws.

8.CONTINUING AND ADDITIONAL SECURITY

8.1This Deed of Guarantee and Indemnity is a continuing security and shall remain in full force and effect until all the Guaranteed Obligations and the indemnity obligations have been discharged or satisfied in full notwithstanding any intermediate payment or discharge by the Guarantor of the Guaranteed Obligations or the liquidation or other incapacity or any change in the constitution or name of the Charterer or of the Guarantor or any settlement of account or other matter or thing whatsoever.

8.2This Deed of Guarantee and Indemnity is in addition to and shall not merge with or otherwise prejudice or affect or be prejudiced by any other right, remedy, guarantee, indemnity or security and may be enforced without first having recourse to the same or any other bill, note, mortgage, charge, pledge or lien now or hereafter held by or available to the Beneficiary.

9.PAYMENTS AND WITHHOLDINGS

9.1Subject to clauses 2.4 and 2.5, all payments to be made by the Guarantor under the Deed of Guarantee and Indemnity shall be made in immediately available cleared funds, without any deduction or set-off or counterclaim and free and clear of and without deduction for or on account of any taxes, levies, imports, duties, charges, fees and withholdings of any nature now or hereafter imposed by any governmental, fiscal or other authority save as required by law or regulation which is binding on the Guarantor.  If the Guarantor is required by law or regulation to make any such deduction, it will pay to the Beneficiary such additional amounts as are necessary to ensure receipt by the Beneficiary of the full amount which that party would have received but for the deduction.  The Guarantor shall promptly

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deliver or procure delivery to the Beneficiary of all receipts issued to it evidencing each deduction or withholding which it has made.

9.2If the Guarantor fails to pay any sum payable under this Deed of Guarantee and Indemnity within fifteen (15) Business Days of receipt of a demand for payment, the Guarantor shall pay an amount equivalent to interest on such sum for the period from and including the date the demand for such amount was received up to the date of actual payment (both before and after judgment) at the Default Rate which shall accrue from day to day and be compounded monthly and shall be paid by the Guarantor on demand.

10.WAIVER

10.1No failure or delay by the Beneficiary in exercising any right, power or privilege under this Deed of Guarantee and Indemnity or by law shall operate as a waiver of that right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other further exercise thereof or the exercise of any other right, power or privilege.

10.2A waiver given or consent granted by the Beneficiary under this Deed of Guarantee and Indemnity will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

10.3The Beneficiary may release or compromise the liability of, or grant time or any other indulgence without compromising or affecting the liability of the Guarantor.

10.4The powers which this Deed of Guarantee and Indemnity confers on the Beneficiary are cumulative, without prejudice to any rights or remedies provided by law and may be exercised as often as the Beneficiary thinks appropriate.

11.SEVERANCE

Each provision of this Deed of Guarantee and Indemnity is severable and distinct from the others and, if any such provision shall in whole or in part be held to any extent to be invalid, illegal or unenforceable in any respect under any enactment or rule of law, that provision or part shall to that extent be deemed not to form part of this Deed of Guarantee and Indemnity and the validity, legality and enforceability of the remainder of this Deed of Guarantee and Indemnity shall not be affected or impaired in any way.

12.CONTINUATION OF DEED OF GUARANTEE AND INDEMNITY

This Deed of Guarantee and Indemnity shall remain in full force and effect notwithstanding any amendments, variations, replacements or supplements from time to time to the Charter.

13.ASSIGNMENT

13.1No Party shall be entitled to assign, transfer, encumber, sub-contract, delegate, declare a trust over or deal in any other manner with any or all of its rights and obligations under this Deed of Guarantee and Indemnity without the prior written consent of the other Party.

13.2This Deed of Guarantee and Indemnity shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

14.ENFORCEMENT COSTS

The Guarantor hereby agrees to indemnify, defend and hold harmless (save insofar as otherwise indemnified under this Deed of Guarantee and Indemnity) the Beneficiary on demand against all losses, actions, claims, costs, charges, expenses and liabilities incurred or sustained by the Beneficiary in any enforcement or attempted enforcement of this Deed of Guarantee and Indemnity or occasioned by any breach by the Guarantor of any of the covenants or obligations to the Beneficiary under this Deed of Guarantee and Indemnity.

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15.NOTICES

15.1Except as otherwise provided in this Deed of Guarantee and Indemnity, any notice, demand or other communication given or made under or in connection with the matters contemplated by this Deed of Guarantee and Indemnity shall be in writing, in the English language and must be:

(a)delivered by hand;

(b)delivered by internationally recognised courier with tracked delivery;

(c)sent by email, with the notice attached in PDF format,

to:

in the case of the Beneficiary:
Address	[]
Email Address	[]
Attention	[]
in the case of the Guarantor:
Address	[]
Email Address	[]
Attention	[]

and shall be deemed to have been duly given or made as follows:

(a)if delivered by hand or by courier, upon delivery at the address of the relevant Party; and

(b)if sent by email, on the date sent if such date is a Business Day (in the country to which the notice is sent).  If the date sent is not a Business Day, notice shall be deemed effectively given on the first Business Day after the notice is sent.  Notice will not be deemed given by email where the sender receives an automated server response that the intended recipient has not received the email, provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

15.2In proving the giving of a notice it shall be sufficient to prove that delivery in person was made or that the envelope containing the notice was properly addressed and posted or that the email was properly addressed and transmitted and no notice of failure of delivery was received by the sender, as the case may be.

15.3A Party may notify the other Parties to this Deed of Guarantee and Indemnity of a change to its name, relevant addressee or address for the purposes of clause 15 provided that such notification shall only be effective on:

(a)the date specified in the notification as the date on which the change is to take place; or

(b)if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date falling five (5) Business Days after notice of any such change has been given.

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16.CURRENCY

All payments to be made under this Deed of Guarantee and Indemnity shall be made in the currency in which the Guaranteed Obligations were expressed to be payable.

17.AMENDMENT

A variation of this Deed of Guarantee and Indemnity shall be in writing and executed as a deed by or on behalf of each Party.

18.THIRD PARTY RIGHTS

18.1Save for the rights of each party to the Other Deeds of Guarantee and Indemnity to enforce the relevant terms of this Deed of Guarantee and Indemnity, the Parties confirm that no term of this Deed of Guarantee and Indemnity is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Deed of Guarantee and Indemnity.

18.2The Parties may amend, vary or terminate this Deed of Guarantee and Indemnity in such a way as may affect any rights or benefits of any third party which are directly enforceable against the Parties under the Contracts (Rights of Third Parties) Act 1999 without the consent of such third party.

18.3Any third party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it by this Deed of Guarantee and Indemnity may not veto any amendment, variation or termination of this Deed of Guarantee and Indemnity which is proposed by the Parties and which may affect the rights or benefits of the third party.

19.CERTIFICATES CONCLUSIVE

A certificate, determination, notification or opinion of the Beneficiary as to any amount payable under this Deed of Guarantee and Indemnity will be conclusive and binding on the Guarantor except in the case of fraud or manifest error.

20.COUNTERPARTS

This Deed of Guarantee and Indemnity may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document, provided, however, that none of the counterparts will be effective until both parties have executed a counterpart thereof.  Each counterpart shall constitute an original of this Deed of Guarantee and Indemnity but all the counterparts together shall constitute one and the same agreement.

21.GOVERNING LAW AND ARBITRATION

21.1This Deed of Guarantee and Indemnity shall be governed by and construed in accordance with English law.

21.2Any dispute arising out of or in connection with this Deed of Guarantee and Indemnity, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in London in accordance with the rules of the London Maritime Arbitrators Association for the time being in force, which rules are deemed to be incorporated by reference in this clause 21.2.  The arbitrators shall be entitled to give interlocutory orders and/or give rulings on an agreed set of facts and/or a preliminary point of law at the request of either Party if they think fit to do so.

The reference shall be to three arbitrators. A Party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party

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requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he or she had been appointed by agreement.

The Parties agree, and shall procure that each of its Affiliates agrees, that any Affiliate of either may be joined to any proceedings under this Deed of Guarantee and Indemnity and/or proceedings consolidated, in each case in respect of any claim pursuant to the Charter or the Operating Agreement.

The arbitrators' award shall be final and binding upon both Parties and may be enforced in any court having jurisdiction in respect thereof.

The arbitration shall be conducted in the English language.

21.3The arbitrators shall determine which Party shall bear the expenses of the proceedings, or the proportion of such expenses which each Party shall bear.

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IN WITNESS whereof the Guarantor and the Beneficiary have executed and delivered this Deed of Guarantee and Indemnity as a deed the day and year first above written.

CO-VENTURER or AFFILIATE]
Executed as a deed by [CO-VENTURER or AFFILIATE] acting by:	) ) )	………………………………………………………………… Director
………………………………………………………………… Director

Executed as a deed for and on behalf of [OWNER] acting by:	) ) )	………………………………………………………………… Director
………………………………………………………………… Director

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schedule 9
FORM OF certificates

Form of FSO Provisional Acceptance Certificate

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schedule 10
TERMINATION TABLE FOR WAR OR FORCE MAJEURE

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schedule 11
calculation of purchase price and PAYMENT FOR EARLY TERMINATION

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schedule 12
Sale and Purchase Agreement

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schedule 13
CODE OF Business Conduct and Ethics

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